EXHIBIT 10.29

FORM OF

LEASE

BETWEEN

ARC CVCSTIN001, LLC
a Delaware limited liability company

AS LANDLORD

AND

Hook-SupeRx, L.L.C.
a Delaware limited liability company

AS TENANT

DATED November ___, 2009

Table of Contents
(continued)

ii

LEASE

This Lease is made on the Date of Lease specified below, between the Landlord and the Tenant specified below.

PART I

1.	Date of Lease November ___, 2009

2.	Landlord name, and state of and type of entity: ARC CVCSTIN001, LLC, a
Delaware limited liability company
FID #_______________

3.	Landlord business address:	c/o American Realty Capital II, LLC
405 Park Avenue, 15th floor
New York, NY 10022
Attn: William M. Kahane
Jesse C. Galloway
Fax: 212.421.5799

4.	Landlord notice address:	Same as business address.

5.	Tenant name, and state of and type of entity:	Hook-SupeRx, L.L.C., a Delaware limited liability company

6.	Tenant business address:	c/o CVS Pharmacy, Inc.
One CVS Drive
Woonsocket, RI 02895

7.	Tenant notice address:	c/o CVS Pharmacy, Inc.
One CVS Drive
Woonsocket, RI 02895
Attn: Property Administration
Department, Store No. 06910

8.	Guarantor:	CVS Caremark Corporation
a Delaware Corporation
One CVS Drive
Woonsocket, RI 02895

9.             Premises:          that certain lot or parcel of land lying in Chesterton, Porter County, Indiana, which is outlined in blue on Exhibit A and described in Exhibit B, including the Building described in Section 10 below (which Building is outlined in red on Exhibit A), and including all improvements situated on said property, and all rights, easements, rights of way, and other appurtenances thereto including the rights to use the driveways and curb cuts cross hatched on Exhibit A.

10.	Building:	approximate ground floor total square footage: __________ square feet mezzanine square footage: N/A

basement square footage: N/A

upper floors: N/A

ground floor is outlined in red on Exhibit A.

11.           Initial Term:  shall commence on the date hereof (“Date of Rent Commencement”), and shall expire twenty-five (25) Lease Years thereafter; all subject to all terms and conditions of this Lease.  As used in this Lease, “Term” shall include the Initial Term and any extension thereof pursuant to Article 2 of Part II, and “Lease Year” shall be defined as follows:  the first Lease Year shall be the period starting on the Date of Rent Commencement and ending twelve (12) months thereafter, plus any days necessary to have the Lease Year end at the end of a calendar month.  Each Lease Year thereafter shall be the twelve (12) month period starting on the day after the expiration of the prior Lease Year.  For example, if the Date of Rent Commencement were November 18, 2009 (or any other day in the month other than the first day of the month), then the first Lease Year would be the period from November 18, 2009, through November 30, 2010, and each subsequent Lease Year would commence on November 1 and would end on November 30.

12.           Renewal Options (See Article 2 of Part II):  Tenant shall have the following renewal options (herein “Renewal Options”) to extend the Initial Term of this Lease for up to a total of ten (10) extension periods (herein “Extension Periods”) on and subject to the following terms and conditions and subject to the terms and conditions of Article 2 of Part II of this Lease:

(a)	Tenant shall have Renewal Options for the number of fixed rate Extension Periods set forth on Schedule 1 hereto, with each such Extension Period to be for a term of five (5) years.

(b)
In addition to the fixed rate Extension Periods described in clause (a) of this Section 12, Tenant shall have Renewal Options for eight (8) additional Fair Market Rental Value based Extension Periods of five (5) years each.

(c)
In no event shall Tenant be entitled to Renewal Options for more than a total of ten (10) Extension Periods.  Each Extension Period (and the availability thereof) is subject to all of the terms and conditions of this Lease governing Renewal Options and Extension Periods.

13.           Required Advance Notice of Exercise of Renewal Options:  Not more than 360 days and not less than 180 days prior to the expiration of the then-current term.

14.           Fixed Rent (See Article 4 of Part II):

	ANNUAL	MONTHLY
PERIOD	FIXED RENT	INSTALLMENTS

Date of Rent Commencement to end of first 5 Lease Years	$486,370.68	$40,530.89

Lease Years 6 to 10	$510,689.16	$42,557.43

Lease Years 11 to 15	$536,223.72	$44,685.31

Lease Years 16 to 20	$563,034.84	$46,919.57

Lease Years 21 to 23	$591,186.60	$49,265.55

Lease Years 24 and 25	$0	$0

First fixed rate extension period	$620,745.96	$51,728.83

Second fixed rate extension period	$651,783.24	$54,315.27

Fair market rental value based extension periods  -   REFER TO SCHEDULE 2 ATTACHED

15.           Required Number of Parking Spaces:  ____, for standard size automobiles.  (See Article 10 of Part II)

16.           Threshold Repair Amount:  shall mean, at any time, an amount equal to the product of (i) Three Hundred Fifty Thousand Dollars ($350,000) times (ii) the CPI Factor for the then-current calendar year.  As used herein the CPI Factor shall mean for any calendar year during the Term a fraction, the numerator of which is the CPI as of the first day of such calendar year and the denominator of which is the CPI as of January 1, 2009; provided, that in no event shall the CPI Factor be less than one (1).  The term "CPI" means the Consumer Price Index-U.S. City Averages for all Urban Consumers - All Items (1982-84=100), of the United States Bureau of Labor Statistics.  If the CPI shall become unavailable to the public because publication is discontinued, or otherwise, Landlord will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall be available then a comparable index published by a major bank or other financial institution

17.           Lender:  Any person that makes a loan or loans (such loan or loans collectively referred to herein as the "Loan") to Landlord each of which is secured by a mortgage, deed of trust or similar instrument with respect to the Premises and of which Tenant is advised in writing by Landlord.

18.           Lease Default Rate:  the lower of (a) five percent (5%) per annum above the greater of (i) the Prime Rate as in effect from time to time, or (ii) the Interest Rate then in effect, or (b) the highest rate permitted to be contracted for under applicable Law.  "Prime Rate" means the current rate of interest per annum announced from time to time by Citibank N.A. (or its successor) as its prime rate in New York, New York, or, if Citibank N.A. shall cease to announce such rate, then the current rate published as the prime rate in The Wall Street Journal.  "Interest Rate" means the highest rate of interest charged by Lender under its Loan to Landlord.  It is the intention of the parties hereto to conform strictly to the applicable usury Laws, and whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the highest legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such highest legal rate.

19.           Permitted Encumbrances:  shall mean taxes (as defined in Article 26 of Part II), any matters consented to by Landlord, Tenant and Lender in writing, those covenants, restrictions, reservations, liens, conditions, encroachments, easements, encumbrances and other matters of title that affect the Premises as of the Lease Commencement Date (including, without limitation, those listed on Exhibit C hereto) or which arise due to the acts or omissions of Tenant, or due to the acts or omissions of Landlord with Tenant's consent, after the Lease Commencement Date.

20.  All exhibits to this Lease are incorporated herein by this reference.

LIST OF SCHEDULES AND EXHIBITS:

Schedule 1 -	Fixed Rate Extension Periods

Schedule 2 -	Fair Market Rental Value Extension Periods

Schedule 3 -	Certificate and Agreement

Exhibit A -	Site Plan:
Building = red
Premises property line = blue

Exhibit B -	Premises Legal Description

Exhibit C -	Title Matters

Exhibit D -	Exhibit D Amount

Exhibit E -	Form of SNDA

Exhibit F -	Environmental Reports

Exhibit T-1	Notice of Transfer of Fee Interest

Exhibit T-2	Notice of Transfer of Equity Interests in Landlord

PART II

1.  PREMISES

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the Term and on the conditions herein provided, the Premises described in Section 9 of Part I hereof.

2.  RENEWAL OPTIONS

Tenant has the Renewal Options and may extend the Term of this Lease for each of the Extension Periods described in Section 12 of Part I hereof.  Each such Extension Period shall be subject to and upon all of the terms and conditions set forth in this Lease with the Fixed Rent in the amounts specified in Section 14 of Part I hereto for the respective fixed rate Extension Periods. Fixed Rent for each Extension Period described in Section 12(b) of Part I hereof shall be equal to one hundred percent (100%) of such Fair Market Rental Value as described on Schedule 2 to this Lease.  Tenant may exercise a Renewal Option and commence an Extension Period by giving Landlord written notice of each such election not later than the Required Advance Notice of Exercise of Renewal Options (as defined in Section 13 of Part I).  If Tenant fails to timely exercise any Renewal Option, then all subsequent Renewal Options shall automatically expire and be null and void.

3.  USE

(a)           Tenant may use the Premises as a retail drug store or for any other lawful purpose so long as such other lawful purpose would not (i) have an adverse effect on the value of the Premises (other than to a de minimis extent), (ii) increase (other than to a de minimis extent) (when compared to a retail drug store) the likelihood that Tenant, Landlord or Landlord's Lender would incur liability under any Environmental Laws (as hereinafter defined), or (iii) result in or give rise to any environmental deterioration or degradation of the Premises (other than to a de minimis extent).  In no event shall the Premises be used for any purpose which shall violate any of the provisions of any Permitted Encumbrance or any covenants, restrictions or agreements hereafter created by or consented to by Tenant applicable to the Premises; provided, that this sentence shall not apply with respect to any Permitted Encumbrance in effect on the Lease Commencement Date so long as (i) the title insurance policy obtained by Landlord in connection with its purchase of the Premises (and the simultaneously issued Lender’s policy of title insurance) contains affirmative insurance against any loss arising due to a violation of such Permitted Encumbrance or if such affirmative title insurance is subsequently provided to Landlord and Lender at Tenant's cost with respect to such Permitted Encumbrance on terms and conditions satisfactory to Landlord and Lender in their sole discretion, and (ii) violation of such Permitted Encumbrance could not result in Landlord or Lender suffering (A) any criminal liability, penalty or sanction, (B) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord and Lender, or (C) defeasance or loss of priority of its interest in the Premises; provided, further, however, that TENANT SHALL NONETHELESS BE OBLIGATED TO INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD, LENDER  AND ALL OTHER INDEMNIFIED PARTIES, FROM ANY AND ALL LOSSES, LIABILITIES, PENALTIES, ACTIONS, SUITS, CLAIMS, DEMANDS, JUDGMENTS, DAMAGES, COSTS OR EXPENSES SUFFERED AS A RESULT OF THE VIOLATION OF ANY SUCH PERMITTED ENCUMBRANCE. Tenant agrees that with respect to the Permitted Encumbrances and any covenants, restrictions or agreements hereafter created by or consented to by Tenant, Tenant shall observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed by Landlord.

(b)           Without limiting any rights of Tenant under this Lease, Tenant, subject to Laws (as defined in Article 6), may: keep the Premises open for business on Sundays and/or holidays; and operate on an “extended-hours basis” (defined as being open for business in excess of 110 hours per week).

4.  FIXED RENT

(a)           Commencing as of the Date of Rent Commencement, Tenant shall pay to Landlord, at the business address of Landlord specified in Section 3 of Part I hereof, or at such other address as Landlord shall, from time to time, designate by notice to Tenant, the Fixed Rent set forth in Section 14 of Part I hereof, payable to Landlord no later than the fifth (5th) day of each month in advance, without demand or set-off, except as otherwise expressly provided in this Lease.

(b)           Fixed Rent and all other charges due under this Lease shall commence immediately on the date hereof, subject to all of the other terms of this Lease.  If the Date of Rent Commencement shall be on any day other than the first day of a calendar month, Fixed Rent and other charges for such month shall be pro rated on a per diem basis.

(c)           If any installment of Fixed Rent is not paid on the respective Due Date, Tenant shall pay Landlord interest on such overdue payment at the Lease Default Rate, accruing from the Due Date of such payment until the same is paid.  All Fixed Rent and Additional Rent shall be payable in U.S. Dollars.

(d)           Commencing as of the Date of Rent Commencement, all taxes, costs, expenses, and other amounts which Tenant is required to pay pursuant to this Lease (other than Fixed Rent), together with every fine, penalty, interest and cost which may be added for non-payment or late payment thereof, shall constitute additional rent hereunder (“Additional Rent”).  All Additional Rent shall be paid directly by Tenant to the party to whom such Additional Rent is due.  If Tenant shall fail to pay any such Additional Rent or any other sum due hereunder when the same shall become due (and if no due date is specified, then such amounts shall be payable on demand), Landlord shall have all rights, powers and remedies with respect thereto as are provided herein or by Law in the case of non-payment of any Fixed Rent and shall, except as expressly provided herein, have the right, not sooner than ten (10) days after notice to Tenant (except in the event of an emergency, as reasonably determined by Landlord, in which case prior notice shall not be necessary) of its intent to do so, to pay the same on behalf of Tenant, and Tenant shall repay such amounts to Landlord on demand.  Tenant shall pay to Landlord interest at the Lease Default Rate on all overdue Additional Rent and other sums due hereunder, in each case paid by Landlord or Lender on behalf of Tenant, from the date of payment by Landlord or Lender until repaid by Tenant.

(e)           Fixed Rent for any fixed rate Extension Period described in Section 12(a) of Part I of this Lease shall be paid in the amounts set forth in Section 14 of Part I hereof, and Fixed Rent for Fair Market Value based Extension Periods shall be as set forth in Article 2 of Part II hereof and in Schedule 2 hereto.

5.  REPAIRS AND MAINTENANCE OF THE BUILDING

(a)           Tenant shall maintain and repair, as necessary, and keep in good condition: the Premises and the Building, including the roof, structure, interior and exterior, and fixtures and equipment therein and thereon; parking lot; landscaping; HVAC equipment; broken glass; storefront; and all other aspects of the Premises and Building whatsoever. The foregoing notwithstanding, Tenant’s obligations pursuant to this subdivision (a) shall exclude damage and injury arising under the provisions of Article 9 or Article 10 hereof.

(b)           All of the foregoing notwithstanding, Tenant shall not be obligated to perform any maintenance, repair or replacement, the necessity of which shall have arisen solely due to the gross negligence or willful misconduct of Landlord, or of Landlord’s employees or agents; and in such case, the Landlord shall be responsible for same, at its sole cost. This subdivision (b) shall apply only in any instance to which Article 8 shall not apply.

(c)           If Landlord shall fail to make any of the repairs required to be made by Landlord under Article 5(b) within thirty (30) days after receipt of written notice from Tenant of the need therefor, and confirmation by both parties and the insurance providers that such repairs are not covered by insurance and that Article 8 does not apply, Tenant may make said repairs on Landlord’s behalf and charge Landlord for the reasonable cost thereof; provided, however, Tenant shall have no right to terminate this Lease as a result of Landlord’s failure to make any repairs required to be made under Article 5(b). Provided that Landlord has commenced to repair within said thirty (30) days, and thereafter is diligently prosecuting same to completion, said thirty (30) day period shall be extended, where, due to the nature of a repair, it cannot reasonably be completed within thirty (30) days.  If, in an emergency, in Tenant's reasonable opinion, any such repairs are immediately necessary, then, no prior thirty (30) days’ notice shall be required, but Tenant shall give Landlord whatever notice is reasonable in the circumstances and may make said repairs on Landlord’s behalf and charge Landlord for the reasonable cost thereof only if such repairs are not covered by insurance and Article 8 does not apply.

(d)           If Tenant shall fail to make any of the repairs required to be made by Tenant under this Article within thirty (30) days after receipt of written notice from Landlord of the need therefor, Landlord, in addition to any other rights it may have hereunder, may make said repairs on Tenant’s behalf and charge Tenant for the reasonable cost thereof. Provided that Tenant has commenced to repair within said thirty (30) days, and thereafter is diligently prosecuting same to completion, said thirty (30) day period shall be extended, where, due to the nature of a repair, it cannot reasonably be completed within thirty (30) days. If, in an emergency, in Landlord's reasonable opinion, any such repairs are immediately necessary, then, no prior thirty (30) days' notice shall be required, but Landlord shall give Tenant whatever notice is reasonable in the circumstances and may make said repairs on Tenant’s behalf and charge Tenant for the reasonable cost thereof.  In either event, Tenant shall pay Landlord such reasonable cost within thirty (30) days after Tenant receives Landlord's invoice therefor with supporting documentation.

6.  COMPLIANCE WITH LAWS

Tenant shall comply with all laws, statutes, ordinances, codes and regulations (collectively, "Laws") relating to the Building and the Premises. Tenant acknowledges that Tenant is fully familiar with the physical condition of the Premises and that Landlord makes no representation or warranty express or implied, with respect to same.

EXCEPT FOR LANDLORD'S COVENANT OF QUIET ENJOYMENT SET FORTH IN ARTICLE 29 OF THIS PART II, LANDLORD MAKES NO AND EXPRESSLY HEREBY DENIES ANY REPRESENTATIONS OR WARRANTIES REGARDING THE CONDITION OR SUITABILITY OF, OR TITLE TO, THE PREMISES TO THE EXTENT PERMITTED BY LAWS, AND TENANT WAIVES ANY RIGHT OR REMEDY OTHERWISE ACCRUING TO TENANT ON ACCOUNT OF THE CONDITION OR SUITABILITY OF THE PREMISES, OR (EXCEPT WITH RESPECT TO LANDLORD'S WARRANTY SET FORTH IN ARTICLE 29 OF THIS PART II) TITLE TO THE PREMISES, AND TENANT AGREES THAT IT TAKES THE PREMISES “AS IS,” WITHOUT ANY SUCH REPRESENTATION OR WARRANTY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES.  Tenant has examined the Premises and title to the Premises, and has found all of the same satisfactory for all purposes.

7.  ACCESS TO PREMISES

Landlord and Landlord’s lenders shall have the right to enter the Premises and/or the Building upon reasonable prior notice to Tenant as long as such entrance does not materially interfere with the business operations of Tenant on the Premises for the purpose of inspecting the condition of the Building and/or the Premises and for verifying compliance by Tenant with this Lease and all Laws, to employ experts and/or consultants in connection therewith and/or to advise Landlord with respect to Tenant’s activities in the Building and/or the Premises.  In addition, upon reasonable notice to Tenant, and during Tenant's business hours, Landlord may show the Premises to purchasers and potential purchasers, and to mortgagees and potential mortgagees.  Upon reasonable notice to Tenant, during the last six (6) months of the then-current term, unless Tenant shall have exercised any Renewal Option, Landlord also may show the Building and the Premises to persons wishing to rent the same.

8.  WAIVER OF SUBROGATION

Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each waives, and shall cause its insurance carrier to waive, any right of recovery against the other for any loss of or damage to the Premises or to any property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by insurance.

9.  FIRE OR OTHER CASUALTY

If, at any time during the Term, the Building or any other improvements located on the Premises shall be damaged in whole or in part by fire, the elements or other casualty, Tenant shall promptly notify Landlord thereof.  Tenant, at Tenant’s sole cost, as speedily as circumstances permit, shall repair said damage and restore the Building and any other improvements located on the Premises to the same condition which existed immediately prior to the occurrence of such damage. Except that the Term shall be tolled by a period of time equal to the time between the date of the casualty and the date on which Tenant completes repair and restoration of the Building, all other terms and conditions of the Lease shall remain in full force and effect during the repair and restoration of the Building and such other improvements.  During the restoration, Tenant may operate its business out of a temporary structure such as a trailer, subject to compliance with Laws.  Fixed Rent, Taxes, utilities, additional rent and any other charges due under this Lease shall not abate during any period of repair or restoration.

The foregoing notwithstanding, if the Building is totally destroyed (or a material portion of the Building, which shall mean more than 50% of the then fair market value of the Building) during the last two (2) years of the initial term or during the last two (2) years of any extension period, then, unless Tenant already has exercised its next remaining extension period, Tenant shall not be obligated to repair or restore the Premises and Tenant may terminate this Lease upon no fewer than forty-five (45) days’ prior written notice to Landlord, in which event this Lease shall terminate on the date specified in such notice. If Tenant terminates this Lease, Tenant shall pay over and assign to Landlord (or Landlord’s Mortgagee if required by Landlord’s Mortgagee) all insurance proceeds, and all rights under any insurance policies obtained by Tenant with respect to fire or casualty affecting the Premises.

10.  CONDEMNATION

(a)           If the entire Building, or the use or possession thereof, is taken in condemnation proceedings, or by any right of eminent domain, or for any public or quasi-public use, or if Landlord shall deliver to a governmental authority a deed in lieu of condemnation or eminent domain  (individually or collectively, a “taking”, or “taken”), then this Lease shall terminate on the date when possession shall be taken by the condemnor, and the Fixed Rent, Taxes, utilities and all other charges payable hereunder (whether to Landlord or to third parties) shall be apportioned and paid in full up to that date, and all prepaid rent and all other charges payable hereunder which have been paid with respect to any period after the termination date of this Lease shall be repaid by Landlord to Tenant.

If a material part of the Building shall be so taken and the part not taken cannot reasonably be used by Tenant for the continued operation of its business after restoration, as reasonably determined by Tenant, then Tenant may terminate this Lease, if Tenant shall so notify Landlord within forty-five (45) days after Tenant’s receipt of notice with respect to such taking.  If this Lease is not terminated pursuant to the foregoing terms, then this Lease shall continue in full force and effect.  In such case, Tenant, to the extent of the condemnation award received by Tenant as provided in subdivision (c) below, as speedily as circumstances permit, shall repair all damage to the Building as shall have been caused by such partial taking, and shall restore the Building to a complete architectural unit, but such work shall not exceed the scope of the work previously done in originally constructing said Building.  Fixed Rent, Taxes, utilities, additional rent and any other charges due under this Lease shall not abate during any period of repair or restoration.

(b)           If, due to a taking, the parking areas of the Premises shall be decreased below the Required Number of Parking Spaces (as defined in Section 15 of Part I), Tenant shall notify Landlord thereof. If, within ninety (90) days after Landlord’s receipt of such notice, additional parking is not provided within the Premises equal to the number by which it has been decreased below the Required Number of Parking Spaces, then Tenant may, upon thirty (30) days' written notice to Landlord, terminate this Lease.

If a taking shall result in the closure of any means of ingress or egress between the Premises and any abutting street, then Tenant shall notify Landlord thereof.  Landlord shall have ninety (90) days after Landlord’s receipt of such notice within which to restore the means of access to the Premises which have been so taken; provided, however, that such ninety (90) day period shall be extended by an additional sixty (60) days, as long as during such ninety (90) day period, Landlord diligently and in good faith has pursued the issuance of any permits which may be required for such restoration, and has commenced any construction work required to restore such means of access.  At the expiration of such ninety (90) day period, as so extended, Tenant shall have the right to terminate this Lease on thirty (30) days’ notice to Landlord, and this Lease shall so terminate at the expiration of such thirty (30) day period if either of the following conditions then exist: (i) the access between the Premises and the abutting streets which remains after such taking and any restoration by Landlord is insufficient to allow Tenant’s normal delivery trucks to make deliveries to the Premises, or (ii) all means of access between the Premises and the abutting streets have been so taken and at least one (1) means of access between the Premises and the abutting public streets has not been restored.

(c)           (i)           If this Lease terminates as a result of a taking, Tenant hereby waives all rights in condemnation awards, except for any separate awards which may be made for Tenant's relocation expenses, business interruption, and the like.

(ii)            If this Lease does not terminate as a result of a taking, (x) Tenant shall be entitled to receive the award or compensation allocable to the value of any Buildings and improvements taken in such taking to the extent of Tenant’s cost of restoration of the Building and/or other improvements, and any separate award which may be made for Tenant’s business interruption, and (y) Landlord or Lender, as applicable, shall be entitled to receive any award or compensation allocable to the value of any Buildings and improvements taken in such taking which remain after such restoration by Tenant, and the balance of such award or compensation not allocable to the value of any Buildings and improvements taken in such taking.

11.  ASSIGNMENT AND SUBLETTING

(a)           Tenant shall have the right to assign this Lease, or to sublet the whole or any part of the Premises, for the use permitted by Article 3 of this Lease, provided: Landlord’s consent is first obtained, which consent Landlord agrees not to unreasonably withhold, delay or condition; and that Tenant and Guarantor shall remain liable for the obligations of Tenant hereunder.

(b)           Notwithstanding Article 11(a), Tenant shall have the right, without Landlord's consent, to: (i) assign this Lease, or sublet the whole or any part of the Premises, for the use permitted by Article 3 of this Lease, to any entity of which, at the time of such assignment or subletting, Tenant shall be a subsidiary, or which owns all of the ownership interests of Tenant, or to any subsidiary of a entity or other entity of which, at the time of such assignment or subletting, Tenant shall be a subsidiary, or which owns all of the ownership interests of Tenant provided that Guarantor (but not Tenant) remains fully liable for the obligations of Tenant hereunder; or (ii) sublease or license the whole or any part of the Premises for use as a retail health center; or (iii) assign this Lease to any party acquiring all or substantially all of the assets of Tenant's store at the Premises by purchase, merger, consolidation, or otherwise, provided that Guarantor (but not Tenant) remains fully liable for the obligations of Tenant hereunder.

12.  ALTERATIONS

Tenant shall not make any structural alterations or exterior alterations to the Building without, in each instance, obtaining Landlord’s written consent, which consent Landlord agrees not to unreasonably withhold, delay or condition.  However, Tenant may, without Landlord’s consent, make non-structural alterations to the Building interior.  Tenant agrees that in connection with any alteration:  (i) the fair market value of the Premises shall not be lessened after the completion of any such alteration, or its structural integrity impaired; (ii) the alteration and any alteration theretofore made or thereafter to be made shall not in the aggregate reduce the gross floor area of the Building by more than ten percent (10%); (iii) Tenant shall promptly pay all costs and expenses of any such alteration; (iv) all alterations (other than non-structural alterations the estimated cost of which in any one instance does not exceed the Threshold Repair Amount) shall be made under the supervision of an architect or engineer and in accordance with plans and specifications which shall be submitted to Landlord (for information purposes only) prior to the commencement of the alterations.

At Tenant’s sole cost and expense, Tenant shall perform, and/or cause all of Tenant’s contractors, subcontractors, suppliers or other agents to perform, all work in a good and workmanlike manner, and in accordance with all Laws. Tenant shall discharge, within thirty (30) days (by payment or by filing the necessary bond), any mechanics', materialmen's or other lien against the Premises and/or Landlord's interest therein, which lien may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies, or equipment alleged to have been furnished to, on behalf of, or for Tenant in, upon, or about the Premises.

At Tenant’s sole cost, Landlord agrees to cooperate with Tenant (including signing applications) in obtaining any necessary permits for any alterations which Tenant is permitted to make hereunder.

13.  SIGNS

At Tenant’s sole cost, Tenant may install, replace and relocate on the Building, such signs, awnings, lighting effects and fixtures as may be used from time to time by Tenant (collectively, “Signs”). Tenant shall maintain and repair such Signs as necessary. Tenant also may place in its windows: Tenant's standard paper signs in its windows in accordance with Tenant's regular advertising and promotional programs; and/or neon signs. At Tenant’s sole cost, Landlord agrees to cooperate with Tenant (including signing applications) in obtaining any necessary permits for Tenant’s Signs.  All Signs installed, replaced or relocated by Tenant shall comply with all Laws.

14.  PYLON/MONUMENT SIGN

If permitted by Laws, Tenant, at its sole cost, may:  install its sign on any pylon sign structures or monument sign structure(s) located on the Premises; and, if no such pylon structure(s) or monument sign structure(s) shall exist, construct its own pylon structure and install its sign thereon in accordance with all Laws. At Tenant’s sole cost, Landlord agrees to cooperate with Tenant (including signing applications) in obtaining any necessary permits for any pylon or monument sign and/or structure(s).  All pylon or monument signs and/or structures installed by Tenant shall comply with all Laws.

15.  SURRENDER

At the expiration or other termination of this Lease, Tenant shall surrender the Premises to Landlord in as good order and condition as they were at the commencement of the Term, or if put in better condition thereafter, in such better condition reasonable wear and tear and damage by casualty or condemnation (not required to be repaired or restored by Tenant as provided in Articles 9 and 10 of this Lease) excepted.  All alterations, additions, and improvements in or upon the Premises made by either party (except Tenant's furniture, trade fixtures, satellite communications dish and equipment, computer and other personal equipment and shelving), shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination or other expiration of the Term. At the expiration or termination of the Term, Tenant shall remove the items enumerated in the parenthetical above, as well as its signs (but not pylon sign structures) and identification marks, from the Premises. Tenant agrees to repair any and all damage caused by such removal within thirty (30) days of such removal.

At any time during the Term, subject to complying with the provisions of Section 31, Tenant may remove the items enumerated in the parenthetical above, as well as its signs (but not pylon sign structures) and identification marks, from the Premises. Tenant agrees to repair any and all damage caused by such removal within thirty (30) days of such removal.

16.  SUBORDINATION OF LEASE

This Lease shall be subject and subordinate to the lien of any bank or institutional or other mortgage or mortgages now or hereafter in force against the Premises, and to all advances made upon the security thereof, provided that the holder of any such mortgage shall execute and deliver to Tenant an agreement (“SNDA Agreement”), in the form attached hereto as Exhibit E or such other form reasonably satisfactory to Landlord, Tenant and the holder of any such mortgage, providing that such holder will recognize this Lease and not disturb Tenant's possession of the Premises in the event of foreclosure if Tenant is not then in default hereunder beyond any applicable cure period.  Tenant agrees, upon receipt of such SNDA Agreement, to execute such further reasonable instrument(s) as may be necessary to subordinate this Lease to the lien of any such mortgage.  The term “mortgage” shall include deeds of trust or any other similar hypothecations.

In the event that any mortgagee of Landlord shall acquire possession of the Premises upon foreclosure, or by deed in lieu of foreclosure, or by any other means, Tenant shall be deemed to have made a full and complete attornment to such mortgagee so as to establish direct privity between such mortgagee and Tenant; all rights and obligations of Tenant under this Lease shall continue in full force and effect and shall be enforceable by and against Tenant with the same force and effect as if the Lease had originally been made and entered into directly by and between such mortgagee as the Landlord thereunder and Tenant; provided, however, that (a) such mortgagee shall not be: (i) liable for any act or omission of Landlord occurring prior to such mortgagee succeeding to Landlord’s interest under the Lease, including, without limitation, any offsets or defense claimed by Tenant to payment of rent arising from events occurring prior to such mortgagee’s succeeding to Landlord’s interest; (ii) bound by any rent or additional rent which Tenant paid to Landlord for more than one (1) month in advance; (iii) bound by any modification or amendment of the Lease made without such mortgagee’s consent; (b) such mortgagee shall recognize and accept the rights of Landlord and its mortgagee and shall thereafter assume the obligations of Landlord under the Lease in respect to obligations under the Lease thereafter falling due; and (c) if requested by such mortgagee, Tenant shall enter into a new lease with such mortgagee, or any other owner of the Premises as Landlord for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options then remaining.

17.  UTILITIES

Tenant agrees to pay for all utilities consumed by it in the Premises, prior to delinquency.  Tenant shall receive all savings, credits, allowances, rebates or other incentives granted or awarded during the Term by any third party utility provider solely as a result of Tenant’s use, payment or improvements made during the Term.  Landlord shall not be responsible to furnish any utilities to the Premises nor shall Landlord be responsible for the failure of Tenant to obtain any utilities required by Tenant.  Fixed rent, additional rent and any other charges due hereunder shall not abate due to any failure by Tenant to obtain any utilities required by Tenant and Tenant shall have no right to terminate this Lease due to any failure of Tenant to obtain utilities.

18.  TENANT DEFAULT

(a)           Any of the following occurrences or acts shall constitute an Event of Default (herein so called) under this Lease:  if (i) Tenant shall default in the payment when due of any installment of Fixed Rent payable hereunder, and such default shall continue for five (5) days after the Due Date thereof; or (ii) Tenant shall default in the payment when due of any installment of Additional Rent payable hereunder and such default shall continue for ten (10) days after notice of such default is sent to Tenant by Landlord (or Lender); or (iii) the failure by Tenant to maintain insurance as required under this Lease; or (iv) Tenant shall default in fulfilling any of the other covenants, agreements or obligations of this Lease, and such default shall continue for more than thirty (30) days after written notice thereof from Landlord (or Lender) specifying such default, provided, that if Tenant has commenced to cure within said thirty (30) days, and thereafter is in good faith diligently prosecuting same to completion, said thirty (30) day period shall be extended, for a reasonable time (not to exceed one hundred eighty (180) days or, with respect to a breach of Tenant's obligations under Article 34 of this Part II, such longer period as may reasonably be necessary to cure such default so long as (A) Tenant delivers to Landlord a certificate of a qualified environmental remediation specialist that such default could not be cured within such one hundred eighty (180) days but is curable, and (B) Tenant is in good faith diligently prosecuting such cure to completion) where, due to the nature of a default, it is unable to be completely cured within thirty (30) days; or (v) any execution or attachment shall be issued against Tenant or any of its property whereby the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant, and the same shall not be bonded, dismissed, or discharged as promptly as possible under the circumstances; or (vi) Tenant or Guarantor (A) shall make any assignment or other act for the benefit of creditors, (B) shall file a petition or take any other action seeking relief  under any state or federal insolvency or bankruptcy Laws, or (C) shall have an involuntary petition or any other action filed against either of them under any state or federal insolvency or bankruptcy Laws which petition or other action is not vacated or dismissed within sixty (60) days after the commencement thereof; or (vii) the estate or interest of Tenant in the Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred and such process shall not be vacated or discharged within sixty (60) days after such levy or attachment; or (viii) the Guarantor's guaranty of Tenant's obligations under this Lease is terminated for any reason, or the Guarantor asserts in any pleading or judicial or administrative proceeding that such guaranty is void or unenforceable or that Guarantor is not liable thereunder; or (ix) any material representation or warranty made by Tenant or Guarantor to Landlord or the Lender herein or in connection with Landlord's purchase of the Premises or in any document delivered pursuant to this Lease is misleading or false when made; or (x) [Intentionally omitted].

(b)           If an Event of Default shall have occurred and be continuing, Landlord shall be entitled to all remedies available at law or in equity.  Without limiting the foregoing, Landlord shall have the right to give Tenant notice of Landlord's termination of the Term of this Lease.  Upon the giving of such notice, the Term of this Lease and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the Term of this Lease, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided.

(c)           If an Event of Default shall have occurred and be continuing, Landlord shall have the immediate right, whether or not the Term of this Lease shall have been terminated pursuant to Article 18(b) of this Part II, to re-enter and repossess the Premises and the right to remove all persons and property therefrom by summary proceedings, ejectment, any other legal action or in any lawful manner Landlord determines to be necessary or desirable.  Landlord shall be under no liability by reason of any such re-entry, repossession or removal.  No such re-entry, repossession or removal shall be construed as an election by Landlord to terminate this Lease unless a notice of such termination is given to Tenant pursuant to Article 18(b) of this Part II.

(d)           At any time or from time to time after a re-entry, repossession or removal pursuant to Article 18(c) of this Part II, whether or not the Term of this Lease shall have been terminated pursuant to Article 18(b) of this Part II, Landlord may (but, except to the extent expressly required by any applicable Law, shall be under no obligation to) relet the Premises for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms and on such conditions and for such uses as Landlord, in its absolute discretion, may determine.  Landlord may collect any rents payable by reason of such reletting.  Except to the extent required by applicable Law, Landlord shall not be liable for any failure to relet the Premises or for any failure to collect any rent due upon any such reletting.

(e)           No expiration or termination of the Term of this Lease pursuant to Article 18(b) of this Part II, by operation of law or otherwise, and no re-entry, repossession or removal pursuant to Article 18(c) of this Part II or otherwise, and no reletting of the Premises pursuant to Article 18(d) of this Part II or otherwise, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, re-entry, repossession, removal or reletting.

(f)           In the event of any expiration or termination of the Term of this Lease or re-entry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord all Fixed Rent, Additional Rent and other sums required to be paid by Tenant, in each case together with interest thereon at the Lease Default Rate from the due date thereof to and including the date of such expiration, termination, re-entry, repossession or removal; and thereafter, Tenant shall, until the end of what would have been the Term of this Lease in the absence of such expiration, termination, re-entry, repossession or removal and whether or not the Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages:  (i) all Fixed Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of any such expiration, termination, re-entry, repossession or removal, less (ii) the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Article 18(d) of this Part II, after deducting from such proceeds all reasonable expenses of Landlord in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, reasonable attorneys' fees and expenses (including, without limitation, fees and expenses of appellate proceedings), alteration costs and expenses of preparation for such reletting.  Tenant shall pay such liquidated and agreed current damages on the dates on which Fixed Rent would be payable under this Lease in the absence of such expiration, termination, re-entry, repossession or removal, and Landlord shall be entitled to recover the same from Tenant on each such date.

(g)           At any time after any such expiration or termination of the Term of this Lease or re-entry or repossession of the Premises or removal of persons or property thereon by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any liquidated and agreed current damages pursuant to Article 18(f) of this Part II, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default and in lieu of all liquidated and agreed current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the sum of (i) the excess, if any of (A) the aggregate of all Fixed Rent, Additional Rent and other sums which would be payable under this Lease, in each case from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Article 18(f) of this Part II to pay liquidated and agreed current damages) for what would be the then-unexpired Term of this Lease in the absence of such expiration, termination, re-entry, repossession or removal, discounted at the rate equal to the then current rate on U.S. Treasury obligations of comparable maturity to such Term (the “Treasury Rate”), but in no event greater than the non-default rate of interest for any loan to a Lender (such lower rate being referred to as the “Discount Rate”) over (B) the amount of such rental loss that Tenant proves could be reasonably avoided by commercially reasonable mitigation efforts by Landlord, discounted at the Discount Rate for the same period, plus (ii) any make-whole premium, prepayment premium or other amount due under any loan to a Lender as a result of the prepayment or defeasance thereof, plus (iii) all reasonable legal fees and other costs and expenses incurred by Landlord and Lender as a result of Tenant's default under this Lease.  If any Law shall limit the amount of liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such Law.

Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity, including without limitation the right of injunction.  Tenant waives any rights of redemption granted by any Laws if Tenant is evicted or dispossessed, for any cause, or if Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the terms of this Lease.

(h)           In addition to the foregoing remedies set forth in this Article 18 and all other remedies available at law or in equity, and regardless of whether or not an Event of Default has occurred under this Lease, if Tenant has failed to perform any of its duties, obligations, covenants or agreements under this Lease, Landlord may give notice to Tenant that it has failed to perform any such duty, obligation, covenant or agreement (herein called a “Notice of Breach”) and may thereafter pursue any rights or remedies available to it at law or in equity including, without limitation, filing a suit for damages (but as to the amount of damages, with appropriate credit to be given for amounts paid to Landlord under Article 18(f) and 18(g)) as a result of such breach or a suit for specific performance of any such duties, obligations, covenants or agreements.  Any Notice of Breach delivered under this Article 18(h) or any such rights or remedies pursued by Landlord shall not be deemed to be a notice of default under any provision of this Article 18 and shall not result, with or without the passage of time, in an Event of Default existing under this Lease; provided, that the delivery of any such Notice of Breach shall not limit Landlord's right to subsequently deliver notice (with respect to the same event or condition which is the subject of such Notice of Breach or any other event or condition) which will declare or, with the passage of time, result in an Event of Default hereunder.  Further, after delivery of any such Notice of Breach, but without notice in the event of an emergency, if Tenant fails to cure such breach during the time that Tenant has to cure such breach under Article 18(a) above, Landlord may do whatever is reasonably necessary to cure such breach as may be appropriate under the circumstances for the account of and at the expense of Tenant.  All reasonable sums so paid by Landlord and all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon at the Lease Default Rate from the date of payment, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

19.  LANDLORD DEFAULT

In the event of any default by Landlord under this Lease (“Landlord Default”), Tenant may give Landlord written notice specifying such Landlord Default and, if Tenant shall do so, then Landlord shall have thirty (30) days in which to cure any such Landlord Default; provided, however, that if the nature of the Landlord Default is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences to cure within said thirty (30) days and thereafter diligently prosecutes the same to completion.  In the event that Landlord shall remain in default following its said right to cure, then, in addition to any other rights to damages or specific performance available to Tenant, Tenant may cure such Landlord Default on behalf of Landlord by doing the necessary work and/or making the necessary payments, and billing Landlord for the reasonable costs thereof, which Landlord agrees to pay to Tenant within thirty (30) days of receipt of Tenant's demand therefor and reasonable evidence of the cost of the same; provided, however, Tenant shall have no right to terminate this Lease as a result of a Landlord Default, or deduct any of the cost from any Fixed Rent, Additional Rent, or other charges due hereunder.

20.  RENT PAYMENTS

(a)           If Landlord's interest in this Lease shall pass to another, or if the Fixed Rent or Additional Rent hereunder shall be assigned, or if a party other than Landlord, shall become entitled to collect the Fixed Rent or Additional Rent due hereunder, then, notice thereof shall be given to Tenant and Guarantor by Landlord in writing, or, if Landlord is an individual and shall have died or become incapacitated, by Landlord's legal representative, accompanied by due proof of the appointment of such legal representative. Until such notice and proof shall be received by Tenant, Tenant may continue to pay the Fixed Rent or Additional Rent due hereunder to the one to whom, and in the manner in which, the last preceding installment of Fixed Rent or Additional Rent hereunder was paid, and each such payment shall fully discharge Tenant’s obligation for that month’s Fixed Rent or Additional Rent, as applicable, if paid in full.

(b)           Tenant shall not be obligated to recognize any agent for the collection of Fixed Rent or otherwise authorized to act with respect to the Premises until written notice of the appointment and the extent of the authority of such agent shall be given to Tenant by the one appointing such agent.

(c)           Tenant shall have no obligation to pay Fixed Rent or any other amount due hereunder until Tenant has received a properly completed and executed Internal Revenue Service form W-9, Request for Taxpayer Identification Number and Certificate or any successor form or any similar form and/or such other information and/or form from Landlord that is required by the Internal Revenue Service and/or by any other federal, state or local governmental taxing authority having jurisdiction to require the furnishing of any form or information by Landlord from time to time (or other evidence of Landlord’s United States Social Security Number or Federal Employee Identification Number reasonably satisfactory to Tenant), in order to allow the requesting party to make a payment under this Lease or any related agreement without any deduction or withholding for or on account of any tax, with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any required certification; however, to the extent such failure causes a backup tax withholding obligation to be imposed on Tenant, Tenant may withhold such amounts from any payments due to or for the benefit of Landlord under this Lease.  The provisions of Article shall be enforceable by an action for specific performance or an action for actual damages against any party failing to comply with its obligations thereunder.

21.  HOLDOVER

If Tenant shall hold over after the expiration date of the Term, or if Tenant shall hold over after the date specified in any termination notice given by Tenant then, in either such event, Tenant shall be a month-to-month Tenant on the same terms as herein provided, except that the monthly Fixed Rent will be 1.5 times the monthly Fixed Rent payable by Tenant for the last full calendar month of Tenant's tenancy hereunder.

22.  NOTICES

Whenever, pursuant to this Lease, notice or demand shall or may be given to either of the parties by the other, and whenever either of the parties shall desire to give to the other any notice or demand with respect to this Lease or the Premises, each such notice or demand shall be in writing, and any Laws to the contrary notwithstanding, shall not be effective for any purpose unless the same shall be given or served as follows: by mailing the same to the other party by registered or certified mail, return receipt requested, or by overnight courier service provided a receipt is required, at its Notice Address set forth in Part I hereof, or at such other address as either party may from time to time designate by notice given to the other. The date of receipt of the notice or demand shall be deemed the date of the service thereof (unless the notice or demand is not received or accepted in the ordinary course of business, in which case the date of mailing shall be deemed the date of service thereof).

23.  SATELLITE COMMUNICATIONS DISH AND EQUIPMENT

Notwithstanding anything to the contrary in this Lease, Tenant may install, maintain, and replace, on the roof of the Building or in the Building, a satellite communications dish and related equipment.  Tenant shall do so at its own cost and in accordance with all Laws, and shall defend, indemnify and hold Landlord harmless from and against any claims, costs or expenses incurred by Landlord as a result of such installation, maintenance or replacement by Tenant, Tenant’s employees, agents, or any independent contractor hired by Tenant in connection with such installation.  At Landlord's request, Tenant shall coordinate any roof installation hereunder with Landlord's roofing contractor.

24.  EXCLUSIVE

(a)           If Landlord or any of its controlling parties hold or acquire any interest in any land immediately adjacent to the Premises or at the same intersection as the Premises, in the event that the Premises is located at an intersection (whether accomplished directly by direct ownership, or indirectly through the use of leases, cross-easement agreements or similar documents), during the Term, Landlord agrees that Landlord shall not allow any of the premises on such land to be leased or to be used for the primary purpose of a health and beauty aids store, a drug store, a vitamin store, a business providing photo finishing or photo processing services, and/or operation of a pharmacy. This Article 24(a) shall not be deemed to restrict Landlord for leasing to a grocery store, big box retailers such as Walmart, Kmart, Target, large grocery store chain or any other tenant which may sell health and beauty aids, medicine, vitamins, photo services or have a pharmacy inside the leased space provided such services are not such tenant’s primary business purpose.

(b)           As used in this Lease: the term "operation of a pharmacy" shall mean any dispensing, distribution or furnishing of prescription drugs for a fee or profit or a facility which accepts prescriptions from customers which are filled elsewhere and delivered to the customers.  The distribution or furnishing of free samples of prescription drugs by physicians, dentists, other health care practitioners, or entities such as clinics or health maintenance organizations, shall not be deemed the “operation of a pharmacy”; a "health and beauty aids store" shall mean a store which devotes more than the lesser of fifteen (15%) of its retail selling space or 1,500 square feet to the display and sale of health and beauty aids; a “vitamin store” shall mean a store which devotes more than the lesser of five percent (5%) of its retail selling space or 500 square feet to the display and sale of vitamins.

(c)           If Landlord shall violate any of the provisions of this Article and shall not cure such violation within sixty (60) days after receipt of Tenant’s notice thereof, Tenant, at any time thereafter, upon ten (10) days prior written notice to Landlord, may terminate this Lease.

25.  MAINTENANCE OF PARKING AND OTHER EXTERIOR AREAS

With respect to the parking and other exterior areas of the Premises, Tenant shall be responsible for: repairing, resurfacing, repaving, re-striping, and resealing, of the parking areas; repair of all curbing, sidewalks and directional markers; removal of snow and ice; landscaping; and provision of adequate lighting during all hours of darkness that Tenant shall be open for business.

26.  TAXES

(a)           During the Term, Tenant agrees to timely pay all Tax authorities for all real estate taxes and all assessments which have heretofore or may hereafter be levied against the Premises (collectively, “Taxes”) with respect to each tax fiscal year (or portion thereof) whether occurring prior to or after the Date of Rent Commencement.

(b)           At Tenant's sole cost, Tenant may contest (including seeking an abatement or reduction of) any Taxes agreed to be paid hereunder; provided that Tenant first shall satisfy any requirements of Laws, including, if required, that the Taxes be paid in full before being contested. At Tenant's sole cost and expense, Landlord shall assist Tenant as reasonably necessary with respect to any such contest, including joining in and signing applications or pleadings. Any rebate received shall belong to Tenant if such rebate is attributable to time periods during the Term.

(c)           If Landlord shall become aware that the Premises is being sold at a tax sale due to Tenant's delinquent payment of Taxes, and if Landlord shall pay the delinquent Taxes in order to prevent such sale, then,  the following amounts shall be due to Landlord from Tenant as additional rent:  an amount equal to the Taxes, interest, and penalties so paid by Landlord; all reasonable charges (including reasonable attorneys fees) incurred by Landlord in preventing such sale; and interest on all of the foregoing at the rate of ten percent (10%) per annum.

(d)           Tenant agrees to pay to all Tax authorities all personal property taxes which may be levied against Tenant's merchandise, trade fixtures, and other personal property in and about the Premises.

(e)           Upon request of Tenant, Landlord agrees to execute and deliver a power of attorney granting Tenant (or any officer of Tenant) the right to execute, acknowledge and deliver real estate tax returns, statements and other real estate tax-related instruments, and to pay real estate taxes, on behalf of Landlord with respect to the Premises.  In order to induce the Landlord to execute any such power of attorney, and without limitation of the obligations of the Tenant under this Lease, Tenant shall indemnify, defend and save harmless Landlord for, from and against any and all losses, liabilities, damages, penalties, judgments, actions, suits, proceedings, claims, demands, assessments, costs and expenses, including, without limitation, reasonable legal fees and expenses, which may arise as a result of any action or failure to act by Tenant or any other person named under any such power of attorney.  Tenant also agrees that it shall, at its sole cost and expense, defend any and all suits or actions, just or unjust, which may be brought against Landlord (or in which Landlord may be impleaded) with respect to said power of attorney, and shall indemnify and hold Landlord harmless from any liabilities, judgments, settlements and other amounts arising in connection with any such suits or actions.

27.  INSURANCE

(a)           Tenant shall maintain All-Risk insurance (i.e., Cause of Loss-Special Form or equivalent) for the Building for at least 100% of its reasonable replacement value. Said All-Risk policy shall be written without any coinsurance and not exclude flood coverage if the Premises is located in a Flood Zone A or V, and shall not exclude earthquake coverage. Tenant’s coverage shall include damage from windstorm, and law and ordinance coverage. Tenant also shall maintain commercial General Liability coverage, including Broad Form Endorsement, on an occurrence basis in combined policy limits of not less than $5,000,000 per occurrence per location for bodily injury and for property damage with respect to the Premises. If the foregoing coverage limit shall become inadequate or less than that commonly maintained by prudent tenants in similar buildings in the area in which the Premises are located by tenants making similar uses, Tenant shall increase its insurance limits to such amount as is commonly maintained by such prudent tenants making similar uses.

(b)           Any insurance maintained by Tenant pursuant to this Article 27 shall name Landlord and its mortgagee as additional insureds and/or loss payees, as appropriate, as their respective interests may appear and be written on a primary and non-contributory basis. Upon Landlord's request, Tenant shall deliver to Landlord and any mortgagee a certificate or evidence of such insurance required herein or make such certificate or evidence available to Landlord and any such mortgagee by way of access to a website or similar means.

(c)           Tenant warrants and agrees that all proceeds received from such All-Risk insurance shall be used in the first instance in accordance with Tenant’s obligations under Article 9 hereof, and unless provided otherwise in Article 9, any surplus shall be retained by Tenant.

(d)           Tenant may carry such All-Risk and Commercial General Liability insurance by way of a Business Owners Policy ("BOP"), or any equivalent thereof.

(e)           Tenant may carry such All-Risk and/or Commercial General Liability insurance through blanket insurance covering the Premises and other locations of Tenant and/or of Tenant's affiliates.

(f)           All insurance coverage required to be carried hereunder: shall be carried with insurance companies licensed to do business in the state in which the Premises is located; shall be rated in the then-most current Best's Insurance Guide (or any successor thereto)or equivalent as having a general policyholder rating of A- or better and a financial rating of "VIII" or better; and shall require the insured’s insurance carrier to notify the other party hereto at least thirty (30) days prior to any cancellation or material modification of such insurance.   Any insurance policy may be written with a deductible of not more than five hundred thousand ($500,000) dollars; provided that unless the long-term unsecured debt of Tenant or Guarantor is rated BBB or better by Standard & Poor’s and Baa2 or better by Moody’s, said deductible amounts may not exceed three hundred fifty thousand ($350,000) dollars.

28.  LANDLORD'S TITLE

Landlord warrants and covenants that, from and after the acquisition of the Premises and Building by Landlord, Landlord shall not enter into any restrictive covenants or other agreements, which would prevent Tenant from occupying the Premises for the purposes permitted by Article 3 of this Lease, or prevent the full use of the parking areas as herein set forth.

29.  QUIET ENJOYMENT

Landlord warrants and agrees that Tenant, on paying the Fixed Rent, Additional Rent and other charges due hereunder and performing all of Tenant’s other obligations pursuant to this Lease, shall and may peaceably and quietly have, hold, and enjoy the Premises for the full Term, free from molestation, eviction, or disturbance by Landlord or by any other person(s) lawfully claiming by, through or under Landlord.

30.  NO BROKERS

Landlord and Tenant each represent and warrant that it has had no dealings or conversations with any real estate broker in connection with the negotiation and execution of this Lease.  Landlord and Tenant each agree to defend, indemnify and hold harmless the other against all liabilities arising from any claim of any real estate brokers, including cost of counsel fees, resulting from their respective acts.

31.  TENANT TO COMPLY WITH MATTERS OF RECORD

Tenant agrees to perform all obligations of Landlord and pay all costs, expenses and other amounts (including, without limitation, any liquidated damages) which Landlord or Tenant may be required to pay in accordance with, and to comply and cause the Premises to comply in all respects with all of the terms and conditions of, any reciprocal easement agreement or any other agreement or document of record now affecting the Premises (including, without limitation, those matters described on Exhibit C hereto) or hereafter executed or filed with Tenant's written consent (each, herein referred to as a “Matter of Record,” and collectively as the “Matters of Record”) during the Term.  Further, Tenant shall operate the Premises in such a manner as to prevent any repurchase right, purchase option, right of reversion, or other right which could result in the divestiture of title from Landlord under any Permitted Encumbrance or any other Matter of Record.  TENANT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD AND LENDER AND ALL OTHER INDEMNIFIED PARTIES FROM ANY CLAIM, LOSS OR DAMAGE SUFFERED BY LANDLORD OR LENDER OR SUCH INDEMNIFIED PARTIES BY REASON OF TENANT'S FAILURE TO PERFORM ANY OBLIGATIONS OR PAY ANY COSTS, EXPENSES OR OTHER AMOUNTS (INCLUDING, WITHOUT LIMITATION, LIQUIDATED DAMAGES) AS REQUIRED UNDER ANY MATTERS OF RECORD OR COMPLY AND CAUSE THE PREMISES TO COMPLY WITH THE TERMS AND CONDITIONS OF ANY MATTERS OF RECORD DURING THE TERM.

32.  TRANSFER OF TITLE

(a)           Landlord may freely transfer title to the Premises and this Lease without the consent of Tenant; however, Landlord shall give Tenant notice of any such transfer by delivery of a Notice of Transfer in substantially the form attached to this Lease as Exhibit T-1. Until Landlord gives Tenant notice in accordance with the terms of this Lease, or Tenant receives notice of a transfer by Landlord, Tenant may deal with Landlord as if it continued to be the owner of the Premises.  If a controlling ownership interest in Landlord is transferred and, in connection therewith, the address for notices to Landlord is changed, Landlord shall give Tenant notice of the transfer of such controlling ownership interest by delivery of a Notice of Transfer in substantially the form attached to this Lease as Exhibit T-2; and provided, that until Landlord gives, or Tenant receives, notice of such transfer and new address Tenant may correspond with the current owner of a controlling interest in Landlord at the prior address for notices to Landlord.  Whenever Landlord shall give Tenant notice of any such transfer, as provided in this Article, Landlord shall deliver to Tenant a properly completed and executed Internal Revenue Service Form W-9, Request for Taxpayer Identification Number and Certification, or any successor form or any similar form and/or such other information or form from Landlord that is required by the Internal Revenue Service and/or by any other federal, state or local taxing authority having jurisdiction to require the furnishing of any form or information from time to time (or other evidence of Landlord’s United States Social Security Number or Federal Employee Identification Number reasonably satisfactory to Tenant), in order to allow the requesting party to make a payment under this Lease or any related agreement without any deduction or withholding for or on account of any tax, with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any required certification; however, to the extent such failure causes a backup tax withholding obligation to be imposed on Tenant, Tenant may withhold such amounts from any payments due to or for the benefit of Landlord under this Lease.

(b)           In the event of any transfer(s) of the title to the Premises, Landlord (and in the case of any subsequent transfer, the then-grantor) automatically shall be relieved from and after the date of such transfer, of all liability with respect to the performance of any obligations on the part of said Landlord contained in this Lease thereafter to be performed; provided that any amount then due and payable to Tenant by Landlord (or the then-grantor), and any other obligation then to be performed by Landlord (or the then-grantor) under this Lease, either shall be paid or performed by Landlord (or the then-grantor) or such payment or performance assumed by the transferee; it being intended hereby that the covenants, conditions and agreements contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and with respect to their respective successive period of ownership.

33.  NO CONTINUOUS OPERATION

Anything in this Lease, express or implied, to the contrary notwithstanding, subject to complying with the provisions of Section 31, Landlord agrees that Tenant shall be under no duty or obligation, either express or implied, to open, or thereafter to continuously conduct, its business in the Premises at any time during the Term.

34.  HAZARDOUS MATERIALS

(a)           For the purposes hereof, the term “Hazardous Materials” shall include, without limitation, any material, waste or substance which is (i) included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “hazardous wastes” in or pursuant to any Laws, or subject to regulation under any Law; (ii) listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R. Section 172.101, as enacted as of the date hereof or as hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as enacted as of the date hereof or as hereafter amended; or (iii) explosive, radioactive, asbestos, a polychlorinated biphenyl, petroleum or a petroleum product or waste oil.  The term “Environmental Laws” shall include all Laws pertaining to health, industrial hygiene, Hazardous Materials or the environment, including, but not limited to each of the following, as enacted as of the date hereof or as hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. §2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. §1251 et seq.; the Clean Air Act, 42 U.S.C. §7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq.

(b)           Tenant represents and warrants to Landlord and Lender that, except as disclosed in the environmental reports listed on Exhibit F hereto, (i) neither the Premises, nor any portion thereof, has been used by Tenant or, to the best of Tenant's knowledge, by any prior owner for the generation, manufacture, storage, handling, transfer, treatment, recycling, transportation, processing, production, refinement or disposal (each, a “Regulated Activity”) of any Hazardous Materials; and (ii) to the best of Tenant's knowledge, there are no Hazardous Materials present on, in or under the Premises or any portion thereof except to the extent expressly permitted by the terms of this Article 34(b).  Tenant covenants it (i) will comply, and will cause the Premises to comply, with all Environmental Laws applicable to the Premises, (ii) will not use, and shall prohibit the use of the Premises for Regulated Activities or for the storage, handling or disposal of Hazardous Materials (other than in connection with the operation and maintenance of the Premises and in commercially reasonable quantities as a consumer thereof, subject to compliance with applicable Laws), (iii) (A) will not install or permit the installation on the Premises of any asbestos or asbestos-containing materials (except in compliance with all applicable Environmental Laws), underground storage tanks or surface impoundments and shall not permit there to exist any petroleum contamination in violation of applicable Environmental Laws originating on the Premises, and (B) with respect to any petroleum contamination on the Premises which originates from a source off the Premises, Tenant shall notify all responsible third parties and appropriate government agencies (collectively, "Third Parties") and shall prosecute the cleanup of the Premises by such Third Parties, including, without limitation, undertaking legal action, if necessary, to enforce the cleanup obligations of such Third Parties and, to the extent not done so by such Third Parties and to the extent technically feasible and commercially practicable, Tenant shall remediate such petroleum contamination, and (iv) shall cause any alterations of the Premises to be done in a way which complies with applicable Laws relating to exposure of persons working on or visiting the Premises to Hazardous Materials and, in connection with any such alterations, shall remove any Hazardous Materials present upon the Premises which are not in compliance with applicable Environmental Laws or which present a danger to persons working on or visiting the Premises.

Notwithstanding any provision of this Lease to the contrary, Landlord agrees that Tenant may sell household and automotive cleaners and other chemicals (including, without limitation, motor oil) in standard retail containers as are commonly sold by supermarkets, discount stores, and/or drugstores.  Storage of such chemicals in commercially reasonable quantities for sale by Tenant is also permitted.  Additionally, Landlord agrees that Tenant may use household and commercial cleaners and chemicals to maintain the Premises, and additional chemicals necessary to perform on site photoprocessing activities, provided that such use and photoprocessing activities are in compliance with all Environmental Laws.  Landlord and Tenant acknowledge that any or all of the cleaners and chemicals described in this paragraph may constitute Hazardous Materials.  However, Tenant may sell, use, store and dispose of same as herein set forth, provided, that in doing so Tenant complies with all Laws.  For the purposes of subdivisions (c) and (d) of this Article, the term "Hazardous Materials" shall exclude the Hazardous Materials used as permitted in this paragraph.

(c)           If, at any time during the Term, Hazardous Materials shall be found in, on or under the Premises, then Tenant shall (at Tenant's sole expense), or shall cause such responsible Third Parties to, promptly commence and diligently prosecute to completion all investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (collectively, “Remedial Work”) to the extent required by Environmental Laws, and in compliance with Environmental Laws, and at Tenant's sole cost; provided, that except as otherwise expressly provided in this subparagraph (c), in the event that Tenant (rather than a Third Party) is performing the Remedial Work, Landlord shall not be required to accept any institutional control (such as a deed restriction) that restricts the permitted use of the Premises or any real property as a condition to any remedial plan approved by any governmental agency in connection with such Remedial Work.  The Remedial Work required of Tenant under this Lease shall be limited to achieving clean-up standards applicable to commercial use of the Premises as provided herein (“Commercial Closure”), if allowed under applicable Environmental Laws and if approved by the applicable governmental authority with jurisdiction over the Premises, Hazardous Materials and Remedial Work; provided, that the Hazardous Materials left in place would not reasonably be expected to cause or threaten to cause current or future migration of such Hazardous Materials from the environmental media in which such Hazardous Materials are present to other environmental media or to other properties in excess of applicable regulatory standards permitted under applicable Laws; and provided, further, that whether Tenant or a Third Party is performing the Remedial Work, nothing contained in this Article 34(c) shall be deemed to limit the obligations of the Tenant under any other provision of this Article 34 including, without limitation, the indemnification obligations of the Tenant under Article 34(e) of this Part II.  In the event that Tenant (rather than a Third Party) is performing the Remedial Work and an institutional control (such as a deed restriction, environmental land use restriction, or activity and use limitation) that restricts the permitted use of or activities on the Premises (hereinafter a “Restriction”) is required in order to achieve Commercial Closure, prior to submitting any proposed plan for Remedial Work to a governmental authority which proposes such a Restriction or performing or implementing such Remedial Work or actually recording any Restriction in the relevant real property records, Tenant shall submit such Restriction to Landlord for review and approval.  Landlord shall not unreasonably withhold or delay its approval of any such Restrictions proposed by Tenant (i) so long as the condition set forth in subpart (iii) of this sentence is satisfied, which require that the Premises not be used for residential purposes, for a day care facility, or for agricultural purposes, (ii) so long as the condition set forth in subpart (iii) of this sentence is satisfied and the Premises are adequately served by a municipal water supply, which prohibit the use of the ground water underlying the Premises, or (iii) so long as such Restrictions would not reasonably be likely to result in a material decrease in the fair market value of the Premises based upon the use of the Premises as commercial property, would not reasonably be likely to materially affect the marketability of the Premises or the ability to obtain financing secured by the Premises based upon the use of the Premises as commercial property, and would not reasonably be likely to create ongoing monitoring or reporting obligations with respect to the Premises.  If any Third Party is completing any Remedial Work with respect to the Premises and, in connection therewith, either Landlord's or Tenant's consent is required prior to implementing any institutional controls that restrict the permitted use of the Premises, then Tenant shall not consent to or accept such controls without the prior written consent of Landlord, and Landlord shall not be required to accept or consent to such institutional controls except as otherwise provided in this subparagraph (c).

(d)           To the extent that Tenant has knowledge thereof, Tenant shall promptly provide notice to Landlord and Lender of any of the following matters which are not specified in the Environmental Reports described on Exhibit F hereto:

(i)           any proceeding or investigation commenced or threatened by any governmental authority with respect to the presence of any Hazardous Material affecting the Premises;

(ii)          any proceeding or investigation commenced or threatened by any governmental authority, against Tenant or Landlord, with respect to the presence, suspected presence, release or threatened release of Hazardous Materials from any property owned by Landlord;

(iii)         all written notices of any pending or threatened investigation or claims made or any lawsuit or other legal action or proceeding brought by any person against (A) Tenant or Landlord or the Premises, or (B) any other party occupying the Premises or any portion thereof, in any such case relating to any loss or injury allegedly resulting from any Hazardous Material or relating to any violation or alleged violation of Environmental Laws;

(iv)        the discovery of any occurrence or condition on the Premises, of which Tenant becomes aware and which is not corrected within ten (10) days, or written notice received by Tenant of an occurrence or condition on any real property adjoining or in the vicinity of the Premises, which reasonably could be expected to lead to the Premises or any portion thereof being in violation of any Environmental Laws or subject to any restriction on ownership, occupancy, transferability or use under any Environmental Laws or which might subject Landlord or Lender to any Environmental Claim.  "Environmental Claim" means any claim, action, investigation or written notice by any person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release into the environment, of any Hazardous Materials at or from the Premises, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; and

(v)         the commencement and completion of any Remedial Work.

(e)           TENANT SHALL BE SOLELY RESPONSIBLE FOR AND SHALL DEFEND, REIMBURSE, INDEMNIFY AND HOLD EACH INDEMNIFIED PARTY HARMLESS FROM AND AGAINST ALL DEMANDS, CLAIMS, ACTIONS, CAUSES OF ACTION, ASSESSMENTS, LOSSES, DAMAGES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITIES), INVESTIGATIONS, WRITTEN NOTICES, COSTS AND EXPENSES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, DIMINUTION IN PROPERTY VALUE AND REASONABLE EXPENSES OF INVESTIGATION BY ENGINEERS, ENVIRONMENTAL CONSULTANTS AND SIMILAR TECHNICAL PERSONNEL AND REASONABLE FEES AND DISBURSEMENTS OF COUNSEL), ARISING OUT OF, IN RESPECT OF OR IN CONNECTION WITH (I) TENANT'S BREACH OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR OBLIGATIONS IN THIS LEASE, (II) THE OCCURRENCE OF ANY REGULATED ACTIVITY AT, ON OR UNDER THE PREMISES AT ANY TIME DURING OR PRIOR TO THE TERM OF THIS LEASE, (III) ANY ENVIRONMENTAL CLAIM WITH RESPECT TO THE PREMISES AGAINST ANY INDEMNIFIED PARTY OR ANY PERSON WHOSE LIABILITY FOR SUCH ENVIRONMENTAL CLAIM LANDLORD OR TENANT HAS OR MAY HAVE ASSUMED OR RETAINED EITHER CONTRACTUALLY OR BY OPERATION OF LAW (PROVIDED, THAT, EXCEPT FOR LIABILITIES OF LANDLORD ASSUMED OR RETAINED BY OPERATION OF LAW, WITHOUT THE CONSENT OF TENANT NO ENVIRONMENTAL LIABILITY CONTRACTUALLY ASSUMED OR CONTRACTUALLY RETAINED BY LANDLORD SHALL INCREASE THE LIABILITY OF TENANT UNDER THIS ARTICLE 34(e) IN EXCESS OF THAT LIABILITY OF TENANT OTHERWISE EXPRESSLY PROVIDED HEREUNDER), (IV) THE RELEASE, THREATENED RELEASE OR PRESENCE OF ANY HAZARDOUS MATERIALS AT, ON, UNDER OR FROM THE PREMISES, REGARDLESS OF HOW DISCOVERED BY TENANT, LANDLORD OR ANY THIRD-PARTY, EXCEPT TO THE EXTENT THAT TENANT CAN DEMONSTRATE THAT SUCH RELEASE, THREATENED RELEASE OR PRESENCE OCCURRED SOLELY SUBSEQUENT TO THE TERM OF THIS LEASE (PROVIDED, THAT, IF AT THE END OF THE TERM OF THIS LEASE, TENANT SHALL PROVIDE TO LANDLORD AN ENVIRONMENTAL ASSESSMENT OF THE PREMISES DATED NOT EARLIER THAN THE LAST DAY OF THE TERM OF THIS LEASE AND PREPARED BY A CONSULTANT REASONABLY ACCEPTABLE TO LANDLORD AND LENDER WHICH CONCLUDES THAT NO RECOGNIZED ENVIRONMENTAL CONDITIONS EXIST ON THE PREMISES AND, WITH RESPECT TO ANY PREVIOUSLY IDENTIFIED RECOGNIZED ENVIRONMENTAL CONDITIONS, WHICH EVIDENCES APPROPRIATE INVESTIGATION AND, IF NECESSARY, REMEDIATION OF ALL SUCH ENVIRONMENTAL CONDITIONS, THEN THIS SUBPART (IV) SHALL BE DEEMED TO READ AS FOLLOWS: "THE RELEASE, THREATENED RELEASE OR PRESENCE OF ANY HAZARDOUS MATERIALS AT, ON, UNDER OR FROM THE PREMISES AT ANY TIME DURING OR PRIOR TO THE TERM OF THIS LEASE REGARDLESS OF HOW DISCOVERED BY TENANT, LANDLORD OR ANY THIRD-PARTY"), (V) ANY REMEDIAL WORK REQUIRED TO BE PERFORMED PURSUANT TO ANY ENVIRONMENTAL LAW OR THE TERMS HEREOF WITH RESPECT TO MATTERS ARISING OR OCCURRING PRIOR TO OR DURING THE TERM, OR (VI) ANY MATTERS ARISING UNDER OR RELATING TO ANY ENVIRONMENTAL LAW AND RELATING TO THE TENANT OR THE PREMISES.

(f)           Upon Landlord's request, at any time after the occurrence and during the continuation of an Event of Default hereunder or at such other time as Landlord has reasonable grounds to believe that Hazardous Materials (except to the extent those substances are permitted to be used by Tenant under Article 34(b) of this Part II in the ordinary course of its business and in compliance with all Environmental Laws) are or have been released, stored or disposed of on or around the Premises or that the Premises may be in violation of the Environmental Laws, Tenant shall provide, at Tenant's sole cost and expense, an inspection or audit of the Premises prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Landlord and Lender indicating the presence or absence of the reasonably suspected Hazardous Materials on the Premises or an inspection or audit of the Premises prepared by an engineering or consulting firm approved by Landlord and Lender indicating the presence or absence of friable asbestos or substances containing asbestos on the Premises.  If Tenant fails to provide such inspection or audit within thirty (30) days after such request, Landlord may order the same, and Tenant hereby grants to Landlord and Lender and their respective employees, contractors and agents access to the Premises upon reasonable notice and a license to undertake such inspection or audit.  The cost of such inspection or audit, together with interest thereon at the Lease Default Rate from the date Tenant is provided with written confirmation of costs incurred by Landlord until actually paid by Tenant, shall be immediately paid by Tenant on demand.

(g)           Without limiting the foregoing, where recommended by the Environmental Reports listed on Exhibit F hereto and/or any other “Phase I” or “Phase II” assessment and where the particular conditions on the Premises which formed the basis for such recommendation still exist, Tenant shall establish and comply with an operations and maintenance program relative to the Premises, in form and substance acceptable to Landlord and Lender, prepared by an environmental consultant reasonably acceptable to Landlord and Lender, which program shall address any Hazardous Materials (including, without limitation, asbestos-containing material or lead based paint) that may now or in the future be detected on the Premises.  Without limiting the generality of the preceding sentence, Landlord may require (i) periodic notices or reports to Landlord and Lender in form, substance and at such intervals as Landlord may specify to address matters raised in the Environmental Reports and/or a “Phase I” or “Phase II” assessment, (ii) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (iii) at Tenant's sole cost and expense, supplemental examination of the Premises by consultants reasonably acceptable to Landlord and Lender to address matters raised in the Environmental Reports listed on Exhibit F hereto and/or a “Phase I” or “Phase II” assessment, (iv) access to the Premises upon reasonable notice, by Landlord or Lender, and their respective agents or servicer, to review and assess the environmental condition of the Premises and Tenant's compliance with any operations and maintenance program, and (v) variation of the operation and maintenance program in response to the reports provided by any such consultants.

(h)           The indemnity obligations of the Tenant and the rights and remedies of the Landlord under this Article 34 shall survive the expiration or termination of this Lease.

35.  TENANT'S INDEMNITY

Except to the extent that such liability is caused by the gross negligence or tortious act or willful omission of Landlord, its agents, contractors, or employees, and subject to Article 8, Tenant shall defend, indemnify and hold Landlord harmless from all costs, expenses (including reasonable attorneys fees), claims or demands of whatever nature arising from the following:

(i)            any willful, negligent or tortious act or omission on the part of Tenant, its agents, contractors or employees; or

(ii)           any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease to be performed or complied with by Tenant, its sub-lessees, assignees, concessionaires, invitees, licensees or visitors, including, but not limited to, violations of applicable Laws; or

(iii)          any damage or injury occurring in the Premises during the Term

In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, shall, at Tenant's expense, resist or defend such action or proceeding.

36.  LANDLORD'S INDEMNITY

Except to the extent that such liability is caused by the negligence or tortious act or omission of Tenant, its agents, contractors, employees, sub-lessees, assignees, concessionaires, invitees, licensees or visitors and subject to Article 8, Landlord shall defend, indemnify and hold Tenant harmless from all costs, expenses (including reasonable attorneys fees), claims or demands of whatever nature arising from any grossly negligent or tortious act or willful omission on the part of Landlord, its agents, contractors, or employees.

In case any action or proceeding is brought against Tenant by reason of any such claim, Landlord, upon written notice from Tenant, shall, at Landlord's expense, resist or defend such action or proceeding.

37.  ESTOPPEL CERTIFICATE

Landlord and Tenant agree to deliver to each other, from time to time as reasonably requested in writing, and within a reasonable period of time after receipt of such request, an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), and the dates to which any Fixed Rent, Additional Rent, or other charges due hereunder have been paid in advance, if any, together with such other information as Landlord or Tenant may reasonably require with respect to the status of the Lease and Tenant's use and occupancy of the Premises.

Notwithstanding the foregoing, Tenant shall not be required to deliver an estoppel certificate in the case of any transfer of either the Premises, or of a controlling interest in Landlord, unless and until Landlord provides Tenant with a properly completed and executed Form W-9 or any successor form or any similar forms and/or such other information and/or forms from Landlord that are required by the Internal Revenue Service and/or any other federal, state or local taxing authority having jurisdiction to require the furnishing of any form or information by Landlord from time to time (or other evidence of Landlord’s United States Social Security Number or Federal Employer Identification Number).

38.  NOTICE OF LEASE

Upon the request of either party hereto, Landlord and Tenant agree to execute a short form Notice of Lease in recordable form, setting forth information regarding this Lease, including, if available, the dates of commencement and expiration of the Term and the Date of Rent Commencement.  Upon Tenant’s request, Landlord shall record said Notice of Lease at Tenant’s expense.  As used herein, the term “Notice of Lease” shall mean a short form notice of lease, or declaration or similar document suitable to protecting Landlord’s and Tenant’s interest hereunder.

39.  NET LEASE; NON-TERMINABILITY

(a)           The obligations of Tenant hereunder shall be separate and independent covenants and agreements, and Fixed Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events, and the obligations of Tenant hereunder shall continue during the Term, unless the requirement to pay or perform the same shall have been terminated pursuant to the provisions of Article 9 of this Part II.  This is an absolutely net lease and Fixed Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without setoff, counterclaim, recoupment, abatement, suspension, reduction or defense.  This Lease is the absolute and unconditional obligation of Tenant, and the obligations of Tenant under this Lease shall not be affected by any interference with Tenant's use of any of the Premises for any reason, including, but not limited to, the following:  (i) any damage to or destruction of any of the Premises by any cause whatsoever (except as otherwise expressly provided in Article 9 of this Part II), (ii) any Condemnation (except as otherwise expressly provided in Article 10 of this Part II), (iii) the prohibition, limitation or restriction of Tenant's use of any of the Premises, (iv) any eviction by paramount title or otherwise, (v) Tenant's acquisition of ownership of any of the Premises other than pursuant to an express provision of this Lease, (vi) any default on the part of Landlord under this Lease or under any other agreement, (vii) any latent or other defect in, or any theft or loss of any of the Premises, (viii) any violation of Article 29 of this Part II by Landlord (provided, that this Article 39(a)(vii) shall not limit Tenant's rights, if any, to seek injunctive relief against Landlord for violation of said Article 20 of this Part II), (ix) [Intentionally omitted], or (x) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding.  All costs and expenses (other than depreciation, interest on and amortization of debt incurred by Landlord, and costs incurred by Landlord in financing or refinancing the Premises) and other obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof which may arise or become due and payable with respect to the period which ends on the expiration or earlier termination of the Term in accordance with the provisions hereof (whether or not the same shall become payable during the Term or thereafter) shall be paid and performed by Tenant.  Tenant shall pay all expenses related to the maintenance and repair of the Premises, and all taxes and insurance costs. This Lease shall not terminate and Tenant shall not have any right to terminate this Lease (except as otherwise expressly provided in Article 9 or Article 10 of this Part II), or to abate Fixed Rent or Additional Rent during the Term.

(b)           Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transaction represented hereby in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with “true lease” treatment rather than “financing” treatment.

(c)           Tenant shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court.

40.  MISCELLANEOUS

(a)           This Lease shall be governed and construed in accordance with the Laws of the state in which the Premises is located.

(b)           The headings of the Sections of Part I, and of the Articles of Part II, are for convenient reference only, and are not to be construed as part of this Lease.

(c)          The language of this Lease shall be construed according to its plain meaning, and not strictly for or against Landlord or Tenant; and the construction of this Lease and of any of its provisions shall be unaffected by any argument or claim that this Lease has been prepared, wholly or in substantial part, by or on behalf of Tenant.

(d)          Landlord and Tenant each warrant and represent to the other, that each has full right to enter into this Lease and that there are no impediments, contractual or otherwise, to full performance hereunder.

(e)          This Lease shall be binding upon the parties hereto and shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of Landlord and the successors and assigns of Tenant.

(f)           In the event of any suit, action, or other proceeding at law or in equity (collectively, “action”), by either party hereto against the other, by reason of any matter arising out of this Lease, the prevailing party shall recover, not only its legal costs, but also reasonable attorneys' fees (to be fixed by the Court) for the maintenance or defense of said action, as the case may be.

(g)          A waiver by either party of any breach(es) by the other of any one or more of the covenants, agreements, or conditions of this Lease, shall not bar the enforcement of any rights or remedies for any subsequent breach of any of the same or other covenants, agreements, or conditions.

(h)          This Lease and the referenced exhibits set forth the entire agreement between the parties hereto (and supersedes all prior agreements between the parties relating to the Premises, including letters of intent) and may not be changed or terminated orally or by any agreement unless such agreement shall be in writing and signed by both Landlord and Tenant.

(i)           If any provision of this Lease or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by Law.

(j)           The submission of this Lease for examination does not constitute a reservation of or agreement to lease the Premises; and this Lease shall become effective and binding only upon proper execution and unconditional delivery thereof by Landlord and Tenant.

(k)          Landlord shall not be construed or held to be a partner, joint venturer, or associate of Tenant in the conduct of its business; and the relationship between the parties hereto is, and shall at all times remain, that of landlord and tenant.

(l)           Landlord shall cooperate with Tenant to the extent necessary for Tenant to obtain any licenses, approvals, permits and/or other governmental authorizations necessary to operate, construct, improve and/or renovate the Premises for the purposes permitted by Article 3(a) of this Lease, including, without limitation, any buildings, signs, and/or improvements situated on or to be situated on the Premises or comprising a portion of the Premises, all subject to the terms of this Lease; provided, that in no event shall Landlord be obligated to incur (i) any costs or expenses in connection with its cooperation, and all such costs and expenses shall be paid by Tenant, or (ii) any indebtedness or monetary liabilities or obligations in connection with any such cooperation.  Without limitation of any other provisions of this Lease, Tenant shall indemnify, defend and hold Landlord harmless for, from and against any and all liabilities, losses, damages, penalties, costs, expenses, causes of action, suits, claims, demands or judgments of any nature whatsoever arising from or in connection with Landlord’s cooperation under this Article.  Without limitation of the foregoing, Landlord shall, upon request of Tenant, execute any applications for liquor licenses (for off-premises consumption) and other licenses, approvals, permits and other governmental authorizations and provide any and all information requested by the licensing and/or permitting authority with respect to Landlord, its officers, directors, members, managers, partners and/or shareholders which may be required in order for the Tenant to sell alcoholic beverages and other products at the Premises (provided the use shall remain as set forth in Article 3(a) of this Lease) if and to the extent not prohibited by Laws or matters of record and to obtain such licenses, approvals, permits and other governmental authorizations; provided, that Tenant shall maintain such information as confidential and will only disclose such information as and to the extent required to obtain such licenses, approvals and permits.

(m)         Landlord agrees, and any Lender, by accepting an assignment of this Lease, agrees, that if no default shall have occurred and be continuing, then upon request by Tenant (and only after all documentation required by Landlord and such Lender to consummate the relevant transaction shall have been provided to Landlord and such Lender), (i) to enter into or modify with Tenant, at Tenant’s expense, such easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as Tenant may desire for the operation of the Premises (or for the benefit of any property adjacent or proximate to the Premises presently or previously owned or ground leased by Tenant or an affiliate of Tenant) (collectively, “Easements”) or (ii) to dedicate or transfer, at Tenant’s expense,  minor non-essential unimproved portions of the Premises for road, highway or other public purposes to the extent such dedications or transfers are consistent with commercially reasonable development of the Premises (the “Dedications”); provided, that Landlord and such mortgagee of Landlord shall be obligated to take any such action only if (a) any such Easements or Dedications do not adversely affect the value of the Premises (or do not reduce the fair market value of the Premises by an amount greater than the amount of the consideration being paid to Landlord for such Easements or Dedications) or unreasonably render the use of the Premises dependent upon any other property or unreasonably condition the use of the Premises upon the use of any other property, (b) any such Easements or Dedications do not materially impair Tenant’s use or operation of the Premises and is not detrimental in any material respect to the proper conduct of Tenant’s business on the Premises, (c) Tenant advises Landlord of the amount of the consideration, if any, being paid for such Easements or Dedications and that Tenant considers the consideration, if any, being paid for such Easements or Dedications to be fair and adequate, and all such consideration is paid to Landlord if such consideration exceeds two percent (2%) of the amount set forth on Exhibit D to this Lease, (d) for so long as this Lease is in effect, Tenant will perform all obligations, if any, of Landlord under the applicable instrument and Tenant will remain obligated under this Lease in accordance with its terms, and (e) Tenant pays all out-of-pocket costs and expenses incurred by Landlord and such mortgagee of Landlord in connection with said Easements or Dedications including, without limitation, reasonable attorneys’ fees, all of which (items (a) - (e) above) Tenant shall certify to Landlord in writing (in the form of Schedule 3 to this Lease) at the time the request is made for such Easements or Dedications.  Tenant’s request shall also include (i) the authorized undertaking of Tenant and Guarantor, in form and substance reasonably satisfactory to Landlord, to the effect that Tenant and Guarantor will remain obligated hereunder and under the Guarantor’s guaranty of this Lease to the same extent as if such Easements or Dedications had not been made, (ii) confirmation of the lien priority of the Mortgage and such instruments, certificates, surveys, title insurance policy endorsements and opinions of counsel reasonably acceptable to Landlord or such mortgagee of Landlord as Landlord or such mortgagee of Landlord may reasonably request, (iii) a letter from an appropriate officer of Tenant, reasonably acceptable to Landlord and such mortgagee of Landlord addressed to Landlord and such mortgagee of Landlord establishing that the requirement of subpart (a) of the first sentence of this subsection (m) has been satisfied, and that the Easements or Dedications are not estimated to reduce the fair market value of the Premises by an amount greater than the amount of the consideration being paid to Landlord therefor, and (iv) such other instruments, certificates, title insurance policy endorsements and opinions of counsel as such mortgagee of Landlord may reasonably request.

(n)          Notwithstanding any other provision of this Lease to the contrary, in the event of the failure of any condition set forth herein or in the event of a default, any remedy expressly set forth herein shall be the sole and exclusive remedy of the party entitled to the same unless otherwise expressly provided.

(o)          Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant, and that the entity(ies) or individual(s) constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, and during the Term of this Lease, shall not be, in violation of any Laws relating to terrorism or money laundering.  Landlord represents and warrants to Tenant that each individual executing this Lease on behalf of Landlord is authorized to do so on behalf of Landlord, and that the entity(ies) or individual(s) constituting Landlord or which may own or control Landlord or which may be owned or controlled by Landlord are not, and during the Term of this Lease, shall not be, in violation of any Laws relating to terrorism or money laundering.

(p)          Landlord and Tenant each hereby waive any right to trial by jury in any proceeding brought in connection with this Lease.

(q)          Time is of the essence of the payment and performance of the obligations of Landlord and Tenant under this Lease.

41.  COUNTERPARTS

This Agreement may be executed in separate counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument.

42.  EXCULPATION OF LANDLORD

Anything contained herein to the contrary notwithstanding, any claim based upon liability of Landlord under this Lease shall be enforced only against the Landlord’s interest in the Premises and shall not be enforced against the Landlord individually or personally other than with respect to fraud or the misappropriation of insurance or Condemnation proceeds.  In no event shall any partner, shareholder, trustee, manager, member, beneficial owner, officer, director or other owner, agent or representative of Landlord have any liability under this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease on the day and year first above written.

(Signatures appear on the following pages)

LANDLORD’S SIGNATURE PAGE

Attached to and made a part of Lease dated November ____, 2009

ARC CVCSTIN001, LLC
Landlord

and

Hook-SupeRx, L.L.C.
Tenant
LANDLORD:

ARC CVCSTIN001, LLC

ATTEST/WITNESS:
By:
Name:
Title:

Title:

TENANT’S SIGNATURE PAGE

Attached to and made a part of Lease dated November ____, 2009

ARC CVCSTIN001, LLC
Landlord

and

Hook-SupeRx, L.L.C.
Tenant
TENANT:

Hook-SupeRx, L.L.C.

ATTEST/WITNESS:
By:
Robert T. Marcello
Vice President

Title:

CVS LEGAL APPROVAL: Susan E. Carlson
Mintz Levin

SCHEDULE 1

Fixed Rate Extension Periods Under Clause (a) of Section 12 of Part I

Total	Term

2	5 years each

SCHEDULE 2

Fixed Rent for Fair Market Rental Value-based Extension Periods

During any Fair Market Rental Value-based Extension Period described in Section 12(b) of Part I of this Lease (each, an “FMV Extension Period”), Fixed Rent shall be paid in an amount equal to one hundred percent (100%) of the Fair Market Rental Value of the Premises for such FMV Extension Period as determined by a Appraiser as hereinafter set forth in this Schedule 2; provided, however, in no event shall the Fixed Rent in any FMV Extension Period be less than the Fixed Rent for the previous Extension Period.  In the event Tenant exercises a Renewal Option to extend this Lease for an FMV Extension Period, then Landlord and Tenant shall attempt in good faith for a period of ten (10) days to agree upon a single Appraiser; and if Landlord and Tenant are so able to agree, the determination by such single Appraiser of a Fair Market Rental Value for the Premises for such FMV Extension Period shall be final and binding on the parties.  If Landlord and Tenant are unable to agree upon a single Appraiser within the above-stated ten (10) day period, then the following procedures shall apply:

(a)           Within seven (7) days after the conclusion of the ten (10) day period, each party shall submit to the other party an independent third-party Appraiser who must satisfy the qualifications for an Appraiser in the Lease, and neither of whom (i) may be a present or former employee or business associate (or a relative of any such employee or business associate) of either Landlord or Tenant, or (ii) shall have any other financial or economic interest in, or relationship with, Landlord or Tenant.

(b)           The two Appraisers so selected shall promptly proceed to determine the Fair Market Rental Value of the Premises (considering the other terms of this Lease) for such FMV Extension Period; and if the two Appraisers agree on such Fair Market Rental Value, their determination shall be final and binding on all parties.  If the two appraisers so selected are unable to agree on the Fair Market Rental Value but the appraisals are no more than ten percent (10%) apart, computed from the base of the higher appraisal, the two appraisals shall be averaged and the average shall constitute the Fair Market Rental Value of the Premises for such FMV Extension Period.  If the appraisals differ by more than ten percent (10%), such two Appraisers shall select a third Appraiser (who must satisfy the qualifications for an Appraiser in the Lease); and if the two Appraisers are unable to agree upon a third Appraiser within fifteen (15) days, then they shall in lieu thereof each select the names of two willing persons qualified to be Appraisers hereunder and from the four persons so named, one name shall be drawn by lot by a representative of Landlord in the presence of a representative of Tenant, and the person whose name is so drawn shall be the third Appraiser.  If either of the first two Appraisers fails to select the names of two willing, qualified Appraisers and to cooperate with the other Appraiser so that a third Appraiser can be selected by lot, the third Appraiser shall be selected by lot from the two Appraisers which were selected by the other Appraiser for the drawing.  Any vacancy in the office of the first two Appraisers shall be filled by the party who initially selected that Appraiser, and if the appropriate party fails to fill any vacancy within fifteen (15) days after such vacancy occurs, then such vacancy shall be filled by the other party.  Any vacancy in the office of the third Appraiser shall be filled by the first two Appraisers in the manner specified above for the selection of a third Appraiser.  The third Appraiser shall, within fifteen (15) days after having been selected, render his or her opinion of which of the amounts proposed by the original two Appraisers most closely represents the actual Fair Market Rental Value of the Premises for such FMV Extension Period, and the amount so selected by the third Appraiser shall be the Fair Market Rental Value of the Premises for such FMV Extension Period.  The fees of such Appraisers shall be paid by Tenant.

SCHEDULE 3

CERTIFICATE AND AGREEMENT

THIS Certificate and Agreement (this “Certificate”) is delivered by _______________, a ______________ (“Tenant”), pursuant to Section 40(m) of Part II of that certain Lease dated as of _____________, 200__, by and between _______________, as Landlord (herein so called), and Tenant (the “Lease”).

Tenant has prepared or had prepared a [description of instrument], a copy of which is attached hereto (the “Instrument”), to be filed of record with respect to the Premises (as defined in the Lease) and has requested, and does hereby request, that Landlord and any mortgagee of Landlord consent to, execute, acknowledge and deliver the Instrument which will be filed of record by Tenant, and that such mortgagee of Landlord subordinate its Mortgage (as defined in the Lease) and other loan documents to the Instrument or, in connection with any Dedication (as defined in the Lease), that such mortgagee of Landlord release its Mortgage with respect to the portion of the Premises that is the subject of such Dedication.  In order to induce Landlord and such mortgagee of Landlord to take such actions, and with the understanding that Landlord and such mortgagee of Landlord will rely on the matters set forth herein, Tenant does hereby represent, warrant and certify to, and agree with for the benefit of Landlord and such mortgagee of Landlord as follows:

1.            Tenant hereby consents to the Instrument and its effect upon the Premises and the Lease.

2.            Tenant hereby represents, warrants and certifies to Landlord and such mortgagee of Landlord that:

(a)        A true, correct and complete copy of the Instrument is attached to this Certificate;

(b)        The Instrument is not detrimental in any material respect to the proper conduct of Tenant’s business on the Premises;

(c)        The Instrument does not adversely affect the value of the Premises (or does not reduce the fair market value of the Premises by an amount greater than the amount of the consideration being paid to Landlord for such Instrument) or unreasonably render the use of the Premises dependent upon any other property or unreasonably condition the use of the Premises upon the use of any other property;

(d)        The Instrument does not materially impair Tenant’s use or operation of the Premises; and

(e)        The consideration, if any, being paid for such Instrument is $___________, and Tenant considers the consideration, if any, being paid for such Instrument to be fair and adequate, and if the consideration payable in connection with such Instrument exceeds two percent (2%) of the amount set forth on Exhibit D to the Lease, Tenant hereby waives any right to such consideration and agrees that all such consideration shall be paid to Landlord.

3.            Tenant agrees that for so long as the Lease is in effect, it will perform all obligations, if any, of Landlord under or pursuant to the Instrument and will remain obligated under the Lease in accordance with its terms.

4.            [IF APPLICABLE] Attached hereto is a true, correct and complete copy of an updated ALTA survey of the Premises prepared by [name of surveyor], or a site plan or other depiction (which must be acceptable to Landlord and such mortgagee of Landlord in their reasonable discretion), which shows the location on the Premises of all grants, releases, easements, dedications, transfers, petitions and other rights or encumbrances arising pursuant to the Instrument, or which otherwise indicates the effect of the Instrument on the Premises.

5.            [IF APPLICABLE] Attached hereto are true, correct and complete copies of certificates or agreements by [name of other property owners or governmental authorities required to approve the matters affected by the Instrument] necessary or appropriate to consent to, create or implement the matters contained in the Instrument.

6.            Attached hereto is the commitment of [name of title insurer] to issue an endorsement to the loan policy of title insurance delivered to Lender with respect to the Premises indicating that after filing the Instrument, [the Mortgage will remain a first lien on the Premises][OR, WITH RESPECT TO A DEDICATION:  the Mortgage will remain a first lien on the portion of the Premises remaining after the Dedication] subject only to the exceptions which were contained in such policy of title insurance and the Instrument.

7.            Tenant agrees that all of its obligations under the Lease shall continue notwithstanding the execution, acknowledgment, delivery and filing of the Instrument.

8.            Tenant agrees to immediately notify Landlord and any mortgagee of Landlord in writing in the event of any changes to any of the matters set forth in this Certificate.

9.            Tenant shall promptly pay all out-of-pocket costs and expenses incurred by Landlord and such mortgagee of Landlord in connection with said Instrument including, without limitation, reasonable attorneys’ fees.

IN WITNESS WHEREOF, the undersigned has executed this Certificate effective as of _______________, _____.

[NAME OF TENANT],

a

By:
Its:

[Acknowledgment Form to be modified as necessary to comply
with the laws of the state in which the Premises are located]

STATE OF	§
§
COUNTY OF	§

BEFORE ME, on the ____ day of ______________, ______, personally appeared ______________________, __________________ of ____________________, a _________________________, and acknowledged that he executed the above instrument as his/her free act and deed and on behalf of said ___________________.

Notary Public

My Commission Expires:

GUARANTOR’S CONSENT

This Guarantor’s Consent (this “Consent”) is a part of the foregoing Certificate and Agreement  The undersigned hereby executes and delivers this Consent to indicate and evidence the following:

1.           The undersigned consents to the Instrument and its effect upon the Premises, the Tenant and the Lease.

2.           The Corporate Guaranty executed by the undersigned as of                               , with respect to the Lease shall continue and remain in full force and effect notwithstanding the Instrument.

3.           The undersigned has executed and delivered this Consent in order to induce Landlord and any mortgagee of Landlord to consent to and to execute, acknowledge, deliver and file of record the Instrument, and the undersigned acknowledges that Landlord and such mortgagee of Landlord will rely on this Consent.

EXECUTED this _____ day of ______________, _____.

CVS CAREMARK CORPORATION,
a Delaware corporation

By:
Its:

EXHIBIT A

SITE PLAN

EXHIBIT B

PREMISES LEGAL DESCRIPTION

EXHIBIT C

PERMITTED ENCUMBRANCES

EXHIBIT D

EXHIBIT D AMOUNT

$5,783,242.35

EXHIBIT E

FORM OF SNDA

EXHIBIT F

ENVIRONMENTAL REPORTS

EXHIBIT T-1

NOTICE OF TRANSFER OF FEE INTEREST1

[MONTH, DATE OF NOTICE], 20[         ]

VIA CERTIFIED MAIL

[NAME OF THE CURRENT CVS TENANT]
c/o CVS Realty Co.
One CVS Drive
Woonsocket, RI 02895
Attn:	Manager, Lease Administration
Store No. _________

Re:
[Amended and Restated]2 Lease by and between [NAME OF THE ORIGINAL LANDLORD3 NAMED IN THE LEASE] and [NAME OF THE ORIGINAL CVS TENANT4 NAMED IN THE LEASE] dated as of [MONTH, DATE OF LEASE], 20[     ] (the “Lease”), covering certain real property situated at ________________________________________ (the “Leased Property”)

To [NAME OF THE CURRENT CVS TENANT] (the “CVS Tenant”):
You are hereby advised that the [individual][legal entity]5 that is currently the Landlord of the above-referenced Leased Property (the “Current Landlord”) has transferred all [his][her][its]6 right, title and interest in and to the Leased Property effective [MONTH, DATE OF TRANSFER], 20[      ].

Please note the following relevant information regarding the above-referenced transfer:

1.	Full legal name of the new owner of the Leased Property (the “New Landlord”): [LEGAL NAME OF NEW LANDLORD]

2.
Pursuant to Section [32 of Part II] of the Lease, please be advised that all future notices, demands, requests, consents, approvals, offers, statements and other instruments or communications directed to New Landlord under the Lease should be sent to the following address:

1 This Notice of Transfer must be accompanied by a properly completed Form W-9
2 Use this format, if applicable
3 Use the name of the original Landlord named in the Lease, if different from the “Current Landlord” (as defined herein)
4 Use the name of the original CVS tenant named in the Lease, if different from the “CVS Tenant” (as defined herein)
5 Choose one
6 Choose one

[LEGAL NAME OF NEW LANDLORD]
[c/o [NAME OF ADDRESSEE]]
[STREET ADDRESS]
[CITY], [STATE]  [ZIP CODE+4]
Attention:              [NAME OF CONTACT INDIVIDUAL]
Telephone No.:     [CONTACT INDIVIDUAL’S TEL. NO.]
Facsimile No.:       [CONTACT INDIVIDUAL’S FAX NO.]

If you have any questions regarding the contents of this letter, please do not hesitate to contact [NAME OF CONTACT INDIVIDUAL] at the address or telephone number specified above.

IN WITNESS WHEREOF, the undersigned have executed this Notice of Transfer as of the date first written above.

[LEGAL NAME OF CURRENT LANDLORD]

By:
Its:

[LEGAL NAME OF NEW LANDLORD]

By:
Its:

STATE OF	§
	§	ss.
COUNTY OF	§

I, ___________________, a notary public in and for said county in said state, hereby certify that ______________________, whose name as the ___________________ of _________________________, a ________________________, is signed to the foregoing instrument, acknowledged before me on this day that, being informed of the contents of such instrument, he/she as such officer and with full authority, executed the same voluntarily for and as the act of said _______________.

Given under my hand and official seal this _____ day of ________, 20____.

Notary Public

[Notary Seal]
My commission expires:

cc:	CVS Pharmacy, Inc.
One CVS Drive
Woonsocket, Rhode Island 02895
Attention: Mark A. Barnabe, Tax Manager, Tax Department

[NAME AND ADDRESS OF LENDER]

EXHIBIT T-2

NOTICE OF TRANSFER OF EQUITY INTERESTS IN LANDLORD7
[MONTH, DATE OF NOTICE], 20[      ]

VIA CERTIFIED MAIL
[NAME OF THE CURRENT CVS TENANT]
c/o CVS Realty Co.
One CVS Drive
Woonsocket, RI 02895
Attn:	Manager, Lease Administration
Store No. [ ]

Re:
[Amended and Restated]8 Lease by and between [NAME OF THE ORIGINAL LANDLORD9 NAMED IN THE LEASE] and [NAME OF THE ORIGINAL CVS TENANT10 NAMED IN THE LEASE] dated as of [MONTH, DATE OF LEASE], 20[  ] (the “Lease”), covering certain real property situated at __________________________________ (the “Leased Property”)

To [NAME OF THE CURRENT CVS TENANT] (the “CVS Tenant”):
You are hereby advised that the direct or indirect owner of the equity interests (the “Current Equity Owner”) in the legal entity that is currently the Landlord of the above-referenced Leased Property (the “Property Owner”) has assigned all such equity interests in and to the Property Owner to [LEGAL NAME OF ASSIGNEE] (the “Assignee”) effective [MONTH, DATE OF ASSIGNMENT], 20[  ].

Please note the following relevant information regarding the above-referenced transfer:

1.	Full legal name of the Property Owner: [LEGAL NAME OF PROPERTY OWNER]

2.	Full legal name of the Current Equity Owner: [LEGAL NAME OF CURRENT EQUITY OWNER]

3.	Full legal name of the Assignee of the equity interests: [LEGAL NAME OF ASSIGNEE]

4.
Pursuant to Section 32 of Part II of the Lease, please be advised that all future notices, demands, requests, consents, approvals, offers, statements and other instruments or communications directed to Landlord under the Lease should be sent to the following address:

7 This Notice of Transfer must be accompanied by a properly completed Form W-9
8 Use this format, if applicable
9 Use the name of the original Landlord named in the Lease, if different from the “Property Owner” (as defined herein)
10 Use the name of the original CVS tenant named in the Lease, if different from the “CVS Tenant” (as defined herein)

[LEGAL NAME OF PROPERTY OWNER]
[c/o [NAME OF ADDRESSEE]]11
[STREET ADDRESS]
[CITY], [STATE]  [ZIP CODE+4]
Attention:             [NAME OF CONTACT INDIVIDUAL]
Telephone No.:    [CONTACT INDIVIDUAL’S TEL. NO.]
Facsimile No.:      [CONTACT INDIVIDUAL’S FAX NO.]

If you have any questions regarding the contents of this letter, please do not hesitate to contact [NAME OF CONTACT INDIVIDUAL] at the address or telephone number specified above.

IN WITNESS WHEREOF, the undersigned have executed this Notice of Transfer as of the date first written above.

[LEGAL NAME OF CURRENT EQUITY OWNER]

By:
Its:

[LEGAL NAME OF PROPERTY OWNER]

By:
Its:

[LEGAL NAME OF ASSIGNEE]

By:
Its:

11 Use this format if the addressee is someone other than the “Property Owner” (as defined herein)

STATE OF	§
§	ss.
COUNTY OF	§

I, ___________________, a notary public in and for said county in said state, hereby certify that ______________________, whose name as the ______________________ of __________________________, a ________________________, is signed to the foregoing instrument, acknowledged before me on this day that, being informed of the contents of such instrument, he/she as such officer and with full authority, executed the same voluntarily for and as the act of said _________________.

Given under my hand and official seal this _____ day of ________, 20____.

Notary Public
My commission expires:

[Notary Seal]

cc:	CVS Pharmacy, Inc.
One CVS Drive
Woonsocket, Rhode Island 02895
Attention: Mark A. Barnabe, Tax Manager, Tax Department

[NAME AND ADDRESS OF LENDER]

CORPORATE GUARANTY

In consideration of and as an inducement for the granting, execution and delivery of that certain Lease, dated as of November ___, 2009 (together with any amendments thereto, hereinafter called “Lease”), by ARC CVCSTIN001, LLC, a Delaware limited liability company, the Landlord therein named (whether one or more, collectively hereinafter called “Landlord”), to Hook-SupeRx, L.L.C., a Delaware limited liability company, the Tenant therein named (hereinafter called “Tenant”), with respect to that certain parcel of real property located in Coppell, Texas, which is more fully described on Exhibit A attached hereto, and in further consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid by Landlord to the undersigned, CVS Caremark Corporation, a Delaware corporation (hereinafter called “Guarantor”), Guarantor, intending to be legally bound, hereby irrevocably guarantees to Landlord (i) the full and prompt payment when due (whether at stated maturity, by acceleration, or otherwise) of all Fixed Rent and Additional Rent and any and all other sums and charges payable by Tenant under the Lease, and (ii) the full, faithful and prompt performance and observance of all the covenants, terms, conditions, and agreements contained in the Lease which are to be performed and observed by Tenant (all payment and performance obligations referred to in clauses (i) and (ii) being referred to herein, collectively, as the “Obligations”); and Guarantor does hereby become primary obligor, and not only surety to Landlord, for and with respect to all of the Obligations. Terms used herein with their initial letters capitalized which have been specifically defined in the Lease shall have the same meaning herein as in the Lease unless such terms are otherwise defined in this Corporate Guaranty (sometimes referred to herein as this “Guaranty”).

Guarantor further agrees to pay all damages and all costs and expenses that may arise in consequence of any default by Tenant under the Lease or in connection with the enforcement of any rights under this Guaranty (including, without limitation, all reasonable attorneys’ fees incurred by Landlord or caused by any such default and/or by the enforcement of this Guaranty). Without limiting any other provision of this Guaranty, the Guarantor’s liability under this Guaranty shall extend to and include all amounts which constitute part of the Obligations and would be owed by the Tenant under the Lease but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Tenant. The provisions of this paragraph shall survive the payment and performance of the Obligations, and the termination of this Guaranty.

This Guaranty is an absolute, irrevocable and unconditional guaranty of payment (and not merely of collection) and of performance. Guarantor's liability hereunder is direct and is independent of the Obligations, and may be enforced without Landlord being required to resort to any other right, remedy or security and this Guaranty shall be enforceable against Guarantor without the necessity for any suit or proceedings on Landlord’s part of any kind or nature whatsoever against Tenant or the joinder of Tenant in any suit or proceeding, and without the necessity of any notice of non-payment, non-performance or non-observance of any of the Obligations by Tenant or of any notice of acceptance of this Guaranty or of Landlord’s intention to act in reliance hereon or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in nowise be terminated, affected or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease. The Guarantor further waives promptness and diligence with respect to the Obligations.

This Guaranty shall be a continuing Guaranty, and (whether or not Guarantor shall have notice or knowledge of any of the following) the liability and obligations of Guarantor hereunder shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by (a) any amendment or modification of, or supplement to, or extension or renewal of, the Lease or any assignment or transfer thereof; (b) any exercise or non-exercise of any right, power, remedy or privilege under or in respect of the Lease or this Guaranty or any waiver, consent or approval by Landlord with respect to any of the covenants, terms, conditions or agreements contained in the Lease or any indulgences, forbearances or extensions of time for performance or observance allowed to Tenant from time to time and for any length of time; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding relating to Tenant, or its properties; (d) any limitation on the liability or obligation of Tenant under the Lease or its estate in bankruptcy or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the federal or any state bankruptcy law or any other statute or from the decision of any court; (e) any sublease or transfer by Tenant or any assignment, mortgage or pledge of its interest under the Lease; (f) any termination of the Lease prior to the expiration of its Term (except that Guarantor shall not be liable for amounts that would have otherwise accrued under the Lease after proper termination of the Lease in compliance with the terms of Articles 9 or 10 of Part II of the Lease and payment of any and all amounts due to Landlord and Lender in connection with or related to such termination); (g) any agreement entered into between the Landlord and an assignee or subtenant of Tenant; (h) any security provided for the Obligations; or (i) any sale, assignment, transfer or conveyance (A) by Landlord of all or any portion of the Premises (as such term is defined in the Lease) or of Landlord's interest in the Lease, or (B) of any ownership interest in the Landlord.

All of Landlord’s rights and remedies under the Lease and under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others or of any rights or remedies provided by law. No termination of the Lease or taking or recovering of the premises demised thereby shall deprive Landlord of any of its rights and remedies against Guarantor under this Guaranty. This Guaranty shall apply to the Obligations of Tenant under the Lease as in effect on the date hereof as well as to the Obligations of Tenant under the Lease as it may be extended, renewed, amended, modified or supplemented.

The Guarantor hereby waives any requirement that the Landlord protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any person or entity or any collateral (including any rights relating to marshaling of assets).

The Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Lease, regardless of the value, genuineness, validity, regularity or enforceability of the Obligations, and of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Landlord with respect thereto. The liability and obligations of the Guarantor under this Guaranty shall be absolute and unconditional, not subject to any reduction, limitation, impairment, termination, defense, offset, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by the Guarantor) whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, or by reason of any liability at any time to the Guarantor or otherwise, whether based upon any obligations or any other agreements or otherwise, howsoever arising, whether out of action or inaction or otherwise and whether resulting from default, willful misconduct of Tenant, negligence or otherwise, and without limiting the foregoing irrespective of (and whether or not Guarantor shall have notice or knowledge of): (a) any lack of validity or enforceability of the Lease or of any agreement or instrument relating thereto; (b) any change in the time, manner or place of payment or performance of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Lease or any other agreement relating to any Obligations; (c) any increase in, addition to, exchange or release of, or non-perfection of any lien on or security interest in, any collateral or any release or amendment or waiver of or consent to any departure from or failure to enforce any other guarantee, for all or any of the Obligations; (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Tenant or the Guarantor; (e) the absence of any action on the part of the Landlord to obtain payment for the Obligations from the Tenant; (f) any insolvency, bankruptcy, reorganization or dissolution, or any proceeding of the Tenant or the Guarantor, including, without limitation, rejection of the guaranteed Obligations in such bankruptcy; (g) the absence of notice or any delay in any action to enforce any Obligations or to exercise any right or remedy against the Guarantor or the Tenant, whether hereunder, under any Obligations or under any agreement or any indulgence, compromise or extension granted; or (h) the termination or cessation of a corporate relationship between Guarantor and Tenant.

Guarantor further agrees that, to the extent that the Tenant or the Guarantor makes a payment or payments to the Landlord, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Tenant or the Guarantor or their respective estate, trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, this Guaranty and the advances or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The provisions of this paragraph shall survive the payment and performance of the Obligations and the termination of this Guaranty.

Until such time as all the Obligations have been fully and indefeasibly paid to Landlord and performed in full, Guarantor shall have no rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery from any person or entity (including, without limitation, the Tenant) for any payments made by the Guarantor hereunder, and Guarantor hereby waives and releases absolutely and unconditionally, any such rights of subrogation, contribution, reimbursement, indemnification and other rights of payment or recovery which it may now have or hereafter acquire. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Obligations shall not have been paid and performed in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Landlord and shall forthwith be paid to the Landlord to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Lease. The Guarantor acknowledges that it will derive substantial direct and indirect benefit from the granting, execution and delivery of the' Lease by the Landlord and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits. The provisions of this paragraph shall survive the payment and performance of the Obligations and the termination of this Guaranty.

Guarantor represents and warrants to Landlord that (a) the execution and delivery of this Guaranty has been duly authorized by the Board of Directors of Guarantor and does not contravene any law, or any contractual or legal restriction, applicable to it, (b) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for its execution, delivery and performance of this Guaranty, (c) there are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived, (d) Tenant is an indirect wholly owned subsidiary of Guarantor, (e) Guarantor will, directly or indirectly, benefit from the transaction which is the subject of the Lease, and (f) neither the execution, delivery or performance of this Guaranty, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or will result in a default under or a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or the Bylaws of the Guarantor or of any contract to which the Guarantor is a party or by which it is bound.

This Guaranty shall be legally binding upon Guarantor and its successors and assigns and shall inure to the benefit of Landlord and Lender (as such term is defined in the Lease) and each of their respective successors and assigns. Reference herein to Landlord shall be deemed to include Landlord and its successors and assigns. Reference herein to Tenant shall be deemed to include Tenant and its successors and assigns. Without limiting the generality of the foregoing, the Landlord may assign or otherwise transfer (whether as an outright assignment or transfer or as collateral) all or any portion of its rights and obligations under the Lease to any other person or entity (any such person or entity, a “Landlord Assign”) and such Landlord Assign shall thereupon become vested (on a non-exclusive basis, as an additional beneficiary) with all the benefits in respect thereof granted to the Landlord herein or otherwise.

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). GUARANTOR HEREBY SUBMITS TO PERSONAL JURISDICTION IN SAID STATE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN SAID STATE (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF GUARANTOR'S OBLIGATIONS HEREUNDER, AND WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR LITIGATION TO ENFORCE SUCH OBLIGATIONS. GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, (A) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS GUARANTY MAY NOT BE ENFORCED IN OR BY THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (B) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR (C) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LANDLORD OR ANY LANDLORD ASSIGN TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). IN THE EVENT ANY SUCH ACTION, SUIT, PROCEEDING OR LITIGATION IS COMMENCED, GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE, AND PERSONAL JURISDICTION OVER GUARANTOR OBTAINED, BY SERVICE OF A COPY OF THE SUMMONS, COMPLAINT AND OTHER PLEADINGS REQUIRED TO COMMENCE SUCH LITIGATION UPON GUARANTOR AT GUARANTOR'S ADDRESS SET FORTH HEREIN.

Without the prior written consent thereto by Landlord and the Lender, Guarantor will not enter into any amendment to this Guaranty and without such consent no such amendment will be effective in any event. Further, Guarantor shall not enter into any amendment to this Guaranty, and no such amendment hereto shall be effective, unless prior to such amendment Landlord and Lender have received written confirmation from each nationally recognized statistical rating organization (including, without limitation, S&P and Moody's (as such terms are defined in the Lease), if applicable) which has issued a rating of any debt issued by the Lender or the Landlord which is secured by the Premises which are subject to the Lease that such amendment to this Guaranty will not result in a downgrade, withdrawal or qualification of the rating then assigned to such debt. No waiver of any provision of this Guaranty, and no consent to any departure by Guarantor herefrom, shall be effective without the prior written consent thereto by Landlord and Lender, and any waiver or consent for which such written consent is given shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Landlord to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Guarantor will from time to time during the Term (as defined in the Lease), promptly following request of Landlord or Lender, cause an appropriate officer to certify in writing to Landlord and to Lender that a copy of this Guaranty is a true and correct copy of the original hereof, that there have been no amendments or modifications to this Guaranty (or if there have been amendments or modifications in accordance with the terms of this Guaranty, specifying same), and that this Guaranty remains in full force and effect in accordance with its terms.

The Guarantor will deliver to Landlord and Lender, promptly after their filing with the SEC, but in no event later than the period specified in subparagraph (a) below with respect to Guarantor's Form 10K and annual report or subparagraph (b) below with respect to the Guarantor's Form 10Q, copies of Guarantor's Form 10Q, 10K and annual report. At any time when Guarantor is not a reporting company under the Securities and Exchange Act of 1934, as amended, it will deliver to Landlord and Lender the following information:

(a) within ninety (90) days after the end of each fiscal year of Guarantor, a balance sheet of Guarantor and its consolidated subsidiaries as at the end of such year, a statement of profits and losses of Guarantor and its consolidated subsidiaries for such year, and a statement of cash flows of Guarantor, and its consolidated subsidiaries for such year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized national standing selected by Guarantor; and (b) within forty-five (45) days after the end of each of the first three (3) fiscal quarters of Guarantor a balance sheet of Guarantor and its consolidated subsidiaries as at the end of such quarter, statements of profits and losses of Guarantor and its consolidated subsidiaries for such quarter and a statement of cash flows of Guarantor and in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, and certified to be true and complete by a financial officer of Guarantor having knowledge thereof; the foregoing financial statements all being prepared in accordance with generally accepted accounting principles, consistently applied (except as otherwise stated therein).

The Guarantor shall permit the Landlord and Lender and their representatives, at the expense of such person or entity, except in the event of an Event of Default under the Lease, in which case at Guarantor's expense, and upon reasonable prior notice to the Guarantor, to visit the principal executive office of the Guarantor, to discuss the affairs, finances and accounts of the Guarantor with the Guarantor's officers, and (with the consent of the Guarantor, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Guarantor, which consent will not be unreasonably withheld) to visit the other offices and properties of the Guarantor and each subsidiary, all at such reasonable times and as often as may be reasonably requested in writing.

GUARANTOR AND LANDLORD BY ITS ACCEPTANCE OF THIS GUARANTY) HEREBY MUTUALLY WAIVE TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE ARISING HEREUNDER. The provisions of this paragraph shall survive the payment and performance of the Obligations and the termination of this Guaranty.

Notwithstanding anything to the contrary set forth in this Guaranty, in the event (1) an amendment to or modification of the Lease which increases or extends the obligations of Guarantor is entered into by a Tenant without the consent of Guarantor, and (2) at the time of such amendment to or modification of the Lease, the Tenant is not an affiliate of Guarantor, then any such amendment to or modification of the Lease shall be deemed to be a “Non-Approved Lease Amendment.”  In the event of a Non-Approved Lease Amendment (a) this Guaranty and the Guarantor's obligations hereunder shall continue in full force and effect with respect to the Lease (as modified by any amendments or modifications which are not Non-Approved Lease Amendments) as if no such Non-Approved Lease Amendment had occurred, (b) Guarantor shall not have, and not be deemed to have, guaranteed any additional obligations which are specifically included in such Non-Approved Lease Amendment, and (c) in no event shall Guarantor be relieved of any of its obligations hereunder with respect to Tenant's obligations under the Lease which existed without taking into account such Non-Approved Lease Amendment. As used in this paragraph and in the following paragraph, an affiliate of Guarantor shall mean a person or entity controlling, controlled by or under common control with Guarantor.

In the event that the Lease is assigned by Tenant, or all or a portion of the premises subject to the Lease are subleased, to a party (a “Non-Affiliate”) that is not an affiliate of Guarantor, the Landlord agrees (by its acceptance of this Guaranty) to use its good faith efforts to deliver to the Guarantor copies of all notices of non-payment, non-performance or nonobservance that the Landlord delivers to such Non-Affiliate; provided, however, the failure of the Landlord to deliver copies of such notices to the Guarantor shall not affect the liability of the Guarantor hereunder.

All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Guarantor, at its address at One CVS Drive, Woonsocket, Rhode Island 02895, Attention: General Counsel, and if to Landlord or any successor thereof or Landlord Assign at its address as may be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

The Guarantor agrees that it shall not institute against, or join any other person or entity in instituting against, any Landlord Assign or any person or entity which is or was a creditor of or holder of any certificate or instrument issued by any Landlord Assign any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law for one (1) year and one (1) day after the latest maturing commercial paper note issued by such Landlord Assign or any such creditor of or holder of a certificate or instrument issued by such Landlord Assign is paid in full. Without prejudice to the survival of any other agreement of the Guarantor hereunder, the provisions of this paragraph shall survive the payment and performance of the Obligations and the termination of this Guaranty.

Except for provisions of this Guaranty which by their terms survive the termination hereof, this Guaranty shall terminate after all of the following shall have occurred: (i) all Fixed Rent, all Additional Rent and all other sums and charges payable by the Tenant under the Lease shall have been indefeasibly paid in full in cash; and (ii) all other Obligations of the Tenant under the Lease shall have been performed in full in strict accordance with the terms and provisions of the Lease.

IN WITNESS WHEREOF, Guarantor, intending to be legally bound hereby, has caused this Corporate Guaranty to be executed by its duly authorized officer and its corporate seal to be hereunto duly affixed, as of _______________, 2009.

CVS CAREMARK CORPORATION,
a Delaware corporation

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION